AIRBUS

A320 FAMILY AIRCRAFT

P U R C H A S E A G R E E M E N T

B E T W E E N

A I R B U S S.A.S.

as Seller

A N D

REPUBLIC AIRWAYS HOLDINGS INC.

as Buyer

CONTENTS
0 -    DEFINITIONS    2
1 -    SALE AND PURCHASE    8
2 -    SPECIFICATION    8
3 -    PRICE    12
4 -    PRICE REVISION    14
5 -    PAYMENT TERMS    15
6 -    MANUFACTURE PROCEDURE - INSPECTION    17
7 -    CERTIFICATION    19
8 -    TECHNICAL ACCEPTANCE    21
9 -    DELIVERY    23
10 -    EXCUSABLE DELAY AND TOTAL LOSS    27
11 -    INEXCUSABLE DELAY    30
12 -    WARRANTIES AND SERVICE LIFE POLICY    31
13 -    PATENT AND COPYRIGHT INDEMNITY    45
14 -    TECHNICAL DATA AND SOFTWARE SERVICES    48
15 -    SELLER REPRESENTATIVE SERVICES    55
16 -    TRAINING SUPPORT AND SERVICES    58
17 -    EQUIPMENT SUPPLIER PRODUCT SUPPORT    68
18 -    BUYER FURNISHED EQUIPMENT    69
19 -    INDEMNITIES AND INSURANCE    74
20 -    TERMINATION    76
21 -    ASSIGNMENTS AND TRANSFERS    77
22 -    MISCELLANEOUS PROVISIONS    79

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EXHIBITS	TITLES
Exhibit A-1	A320 STANDARD SPECIFICATION Appendix 1 to Exhibit A-1 A320 AIRCRAFT SPECIFICATION CHANGE NOTICES
Exhibit A-2	A319 STANDARD SPECIFICATION Appendix 1 to Exhibit A-2 A319 AIRCRAFT SPECIFICATION CHANGE NOTICES
Exhibit B-1	FORM OF SPECIFICATION CHANGE NOTICE
Exhibit B-2	FORM OF MANUFACTURER’S SPECIFICATION CHANGE NOTICE
Exhibit C	PART 1 SELLER PRICE REVISION FORMULA PART 2 CFM INTERNATIONAL PRICE REVISION FORMULA CPI 186.92
Exhibit D	FORM OF CERTIFICATE OF ACCEPTANCE
Exhibit E	FORM OF BILL OF SALE
Exhibit F	SERVICE LIFE POLICY – LIST OF ITEMS
Exhibit G	TECHNICAL DATA INDEX
Exhibit H	MATERIAL SUPPLY AND SERVICES

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A320 FAMILY AIRCRAFT PURCHASE AGREEMENT
This A320 Family Aircraft Purchase Agreement (“Agreement”) is dated as of September 30, 2011

BETWEEN:

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),

and

REPUBLIC AIRWAYS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware, United States of America, having its principal corporate offices located at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268, United States of America (the “Buyer”).

WHEREAS subject to the terms and conditions of this Agreement, the Seller desires to sell the Aircraft to the Buyer and the Buyer desires to purchase the Aircraft from the Seller.

NOW THEREFORE IT IS AGREED AS FOLLOWS:

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0 -    DEFINITIONS
For all purposes of this Agreement (defined below), except as otherwise expressly provided, the following terms will have the following meanings:
A319 Aircraft – any or all of the A319-100 aircraft for which the delivery schedule as of the date hereof is set forth in Clause 9.1 to be sold by the Seller and purchased by the Buyer pursuant to this Agreement, including the A319 Airframe and all components, equipment, parts and accessories installed in or on such A319 Airframe and the A319 Propulsion System, as applicable, installed thereon upon delivery.
A319 Airframe – any A319 Aircraft, excluding the A319 Propulsion System therefor.
A319 Propulsion System – as defined in Clause 2.3.
A319 Specification – the A319 Standard Specification as amended by all applicable SCNs.
A319 Standard Specification – the A319 standard specification document number [], a copy of which is annexed as Exhibit A-2 to the Agreement.
A320 Aircraft – any or all of the A320-200 aircraft for which the delivery schedule as of the date hereof is set forth in Clause 9.1 to be sold by the Seller and purchased by the Buyer pursuant to this Agreement, including the A320 Airframe and all components, equipment, parts and accessories installed in or on such A320 Airframe and the A320 Propulsion System, as applicable, installed thereon upon delivery.
A320 Airframe – any A320 Aircraft, excluding the A320 Propulsion System therefor.
A320 Propulsion System – as defined in Clause 2.3.
A320 Specification – the A320 Standard Specification as amended by all applicable SCNs.
A320 Standard Specification – the A320 standard specification document number [*], a copy of which is annexed hereto as Exhibit A-1.
AACS – Airbus Americas Customer Services, Inc., a corporation organized and existing under the laws of Delaware, having its principal offices at 198 Van Buren Street, Suite 300, Herndon, VA 20170, or any successor thereto.
Affiliate – with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.
Agreement – this Airbus A320 family aircraft purchase agreement, including all exhibits and appendixes attached hereto, as the same may be amended or modified and in effect from time to time.

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AirbusWorld – as defined in Clause 14.10.1.
Aircraft – as applicable, any or all of the A319 Aircraft and any or all of the A320 Aircraft.
Aircraft Training Services – all flight support services including but not limited to any and all training courses, flight training, flight assistance, line training, line assistance and more generally all flights of any kind performed by the Seller, its agents, employees or subcontractors, and maintenance support, maintenance training (including Practical Training), training support of any kind performed on aircraft and provided to the Buyer pursuant to this Agreement.
Airframe – as applicable, the A319 Airframe or the A320 Airframe.
AirN@v Family – as defined in Clause 14.9.1.
Approved BFE Supplier – as defined in Clause 18.1.2.
AOG – as defined in Clause 15.1.4.
ATA Specification – recommended specifications developed by the Air Transport Association of America reflecting consensus in the commercial aviation industry on accepted means of communicating information, conducting business, performing operations and adhering to accepted practices.
Attestation – as defined in Clause 16.3.3.
Aviation Authority – when used with respect to any jurisdiction, the government entity that, under the laws of such jurisdiction, has control over civil aviation or the registration, airworthiness or operation of civil aircraft in such jurisdiction.
Balance of the Final Price – as defined in Clause 5.4.
Base Flight Training – as defined in Clause 16.6.2.1.
Base Period – as defined in Clause 3.1.1.3.
Base Price – for any Aircraft, Airframe, SCNs or Propulsion System, as defined in Clause 3.1.
BFE Data – as defined in Clause 14.3.2.1.
BFE Engineering Definition – as defined in Clause 18.1.3.
BFE Supplier – as defined in Clause 18.1.1.
Bill of Sale – as defined in Clause 9.2.2.

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Business Day – with respect to any action to be taken hereunder, a day other than a Saturday, Sunday or other day designated as a holiday in the jurisdiction in which such action is required to be taken.
Buyer Furnished Equipment or BFE – as defined in Clause 18.1.1.
Buyer’s Inspector(s) – as defined in Clause 6.2.1.
CDF Date – as defined in Clause 2.4.2.
CDR – as defined in Clause 18.1.5(iii)(b).
Certificate – as defined in Clause 16.3.3.
Certificate of Acceptance – as defined in Clause 8.3.
Change in Law – as defined in Clause 7.3.1.
COC Data – as defined in Clause 14.8.
Confidential Information – as defined in Clause 22.11.
Contractual Definition Freeze or CDF – as defined in Clause 2.4.2.
Customization Milestones Chart – as defined in Clause 2.4.1.
DDU or Delivery Duty Unpaid – is the term Delivery Duty Unpaid as defined by publication n° 560 of the International Chamber of Commerce, published in January 2000.
Declaration of Design and Performance or DDP – the documentation provided by an equipment manufacturer guaranteeing that the corresponding equipment meets the requirements of the Specification, the interface documentation and all the relevant certification requirements.
Delivery – with respect to any Aircraft, the transfer of title to such Aircraft from the Seller to the Buyer in accordance with Clause 9.
Delivery Date – the date on which Delivery occurs.
Delivery Location – the facilities of the Seller at the location of final assembly of the Aircraft.
Delivery Period – as defined in Clause 11.1.
Development Changes – as defined in Clause 2.2.2.
EASA – the European Aviation Safety Agency or any successor thereto.

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End-User License Agreement for Airbus Software – as defined in Clause 14.9.4.
Excusable Delay – as defined in Clause 10.1.
Export Certificate of Airworthiness – an export certificate of airworthiness issued by the Aviation Authority of the Delivery Location for export of an Aircraft to the United States.
FAA – the U.S. Federal Aviation Administration, or any successor thereto.
FAI – as defined in Clause 18.1.5(iv).
Failure – as defined in Clause 12.2.1(ii).
Final Price – as defined in Clause 3.2.
First Quarter or 1Q – means the 3-month period of January, February and March.
Fleet Serial Numbers – as defined in Clause 14.2.1.
Fourth Quarter or 4Q – means the 3-month period of October, November and December.
Goods and Services – any goods, excluding Aircraft, and services that may be purchased by the Buyer from the Seller or its designee.
GTC – as defined in Clause 14.10.3.
Indemnitee – as defined in Clause 19.3.
Indemnitor – as defined in Clause 19.3.
Inexcusable Delay – as defined in Clause 11.1.
Inhouse Warranty – as defined in Clause 12.1.7.1.
Inhouse Warranty Labor Rate – as defined in Clause 12.1.7.5(ii).
Inspection – as defined in Clause 6.2.1.
Instructor(s) – as defined in Clause 16.3.3.
Interface Problem – as defined in Clause 12.4.1.
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Item – as defined in Clause 12.2.1(i).
[*]
Losses – as defined in Clause 19.1.
Major BFE – as defined in Clause 18.1.5(iii).
Manufacture Facilities – means the various manufacture facilities of the Seller, its Affiliates or any subcontractor, where the Airframe or its parts are manufactured or assembled.
Manufacturer Specification Change Notice or MSCN – as defined in Clause 2.2.2.1.
NEO Aircraft – means an Aircraft incorporating the New Engine Option.
New Engine Option or NEO – as defined in Clause 2.1.
Option Catalogs – as defined in Clause 2.4.1.
Other Agreement – as defined in Clause 5.12.1.
Other Indebtedness – as defined in Clause 20.5(iv).
Paris Convention – as defined in Clause 13.1.1(ii)(b).
PDR – as defined in Clause 18.1.5(iii)(a).
PEP – as defined in Clause 14.13.1.
Practical Training – as defined in Clause 16.8.2.
Predelivery Payment – any of the payments determined in accordance with Clause 5.3.
Predelivery Payment Reference Price – as defined in Clause 5.3.2.
Propulsion System – either or both, as the context requires, of the A319 Propulsion System and the A320 Propulsion System.
Propulsion System Manufacturer – means the manufacturer of the Propulsion System as set out in Clause 2.3.
Propulsion System Price Revision Formula – the applicable Propulsion System price revision formula set forth in Part 2 of Exhibit C.
Propulsion System Reference Price – the applicable Propulsion System reference price set forth

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in Part 2 of Exhibit C.
Quarter – means any or, depending on the context, all of the First Quarter, Second Quarter, Third Quarter and Fourth Quarter.
Ready for Delivery – means the time when the Technical Acceptance Process has been completed in accordance with Clause 8 and all technical conditions required for the issuance of the Export Certificate of Airworthiness have been satisfied.
Relevant Amounts – as defined in Clause 5.12.1(ii).
Revision Service Period – as defined in Clause 14.5.
Scheduled Delivery Month – as defined in Clause 9.1.
Scheduled Delivery Quarter – as defined in Clause 9.1.
SEC – as defined in Clause 20.5(i).
Second Quarter or 2Q – means the 3-month period of April, May and June.
Seller Price Revision Formula – the Seller price revision formula set forth in Part 1 of Exhibit C.
Seller Representative – as defined in Clause 15.1.1.
Seller’s Customer Services Catalog – as defined in Clause 16.3.1.
Seller’s Training Center(s) – as defined in Clause 16.2.1.
Service Life Policy – as described in Clause 12.2.
Sharklets – means a new large wingtip device, currently under development by the Seller, designed to enhance the eco-efficiency and payload range performance of the A320 family aircraft and which are part of the New Engine Option and corresponding Irrevocable SCNs.
SI – as defined in Clause 18.1.5(v).
Software Services – as defined in Clause 14.1.
Specification – as applicable, the A319 Specification or the A320 Specification.
Specification Change Notice or SCN – as defined in Clause 2.2.1.
Standard Specification – the A319 Standard Specification or the A320 Standard Specification,

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as applicable.
Successor – as defined in Clause 21.4.
Supplier – as defined in Clause 12.3.1.1.
Supplier Part – as defined in Clause 12.3.1.2.
Supplier Product Support Agreements – as defined in Clause 12.3.1.3.
Taxes – as defined in Clause 5.5.
Technical Acceptance Flight – as defined in Clause 8.1.2(iv).
Technical Acceptance Process – as defined in Clause 8.1.1.
Technical Data – as defined in Clause 14.1.
Termination – as defined in Clause 20.2.1(i)(d).
Termination Event – as defined in Clause 20.1.
Third Party – as defined in Clause 14.15.2.
Third Party Entity – as defined in Clause 12.8.
Third Quarter or 3Q – means the 3-month period of July, August and September.
Total Loss – as defined in Clause 10.4.
Training Conference – as defined in Clause 16.1.3.
Type Certificate – as defined in Clause 7.1.
VAT – as defined in Clause 5.5.1.
Warranted Part – as defined in Clause 12.1.1.1.
Warranty Claim – as defined in Clause 12.1.5.
Warranty Period – as defined in Clause 12.1.3.
The definition of a singular in this Clause 0 will apply to the plural of the same word.

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Except where otherwise indicated, references in this Agreement to an exhibit, schedule, article, section, subsection or clause refer to the appropriate exhibit or schedule to, or article, section, subsection or clause in this Agreement.
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1 -	SALE AND PURCHASE
The Seller will sell and deliver to the Buyer, and the Buyer will purchase and take delivery of 80 (eighty) NEO Aircraft, consisting of 20 (twenty) A319 Aircraft and 60 (sixty) A320 Aircraft from the Seller, subject to the terms and conditions contained in this Agreement.

2 -	SPECIFICATION

2.1	Aircraft Specification

2.1.1
The A320 Aircraft will be manufactured in accordance with the A320 Standard Specification, as modified or varied prior to the date of this Agreement by the Specification Change Notices listed in Appendix 1 to Exhibit A-1 which includes the Irrevocable SCNs.

The A319 Aircraft will be manufactured in accordance with the A319 Standard Specification, as modified or varied prior to the date of this Agreement by the Specification Change Notices listed in Appendix 1 to Exhibit A-2 which includes the Irrevocable SCNs.

2.1.2	New Engine Option

2.1.2.1
The Seller is currently developing a new engine option (the “New Engine Option” or “NEO”), applicable to the Aircraft. The specification of the NEO Aircraft shall be derived from the current Standard Specification and based on the new Propulsion Systems, as set forth in Clause 2.3 below, and Sharklets, combined with the required airframe structural adaptations, as well as Aircraft systems and software adaptations required to operate such NEO Aircraft. The foregoing is currently reflected in the Irrevocable SCNs listed in Appendix 1 to Exhibits A-1 and Appendix 1 to Exhibit A-2, the implementation of which is hereby irrevocably accepted by the Buyer.

2.1.2.2	The New Engine Option shall modify the design weights of the Standard Specification as follows:

	A319	A320
MLW	[]	[*]
MZFW	[*]	[*]

2.2	Specification Amendment

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The parties understand and agree that the Specification may be further amended following signature of this Agreement in accordance with the terms of this Clause 2.

2.2.1	Specification Change Notice

The Specification may be amended by written agreement between the parties in a notice, substantially in the form set out in Exhibit B-1 (each, a “Specification Change Notice” or “SCN”) and will set out the SCN’s Aircraft embodiment rank and will also set forth, in detail, the particular change to be made to the Specification and the effect, if any, of such change on design, performance, weight, Delivery Date of the Aircraft affected thereby and on the text of the Specification. An SCN may result in an adjustment to the Base Price of the Aircraft, which adjustment, if any, will be specified in the SCN.

2.2.2	Development Changes

The Specification may also be amended to incorporate changes deemed necessary by the Seller to improve the Aircraft, prevent delay or ensure compliance with this Agreement (“Development Changes”), as set forth in this Clause 2.

2.2.2.1	Manufacturer Specification Changes Notices

(i)
The Specification may be amended by the Seller through a Manufacturer Specification Change Notice (“MSCN”), which will be substantially in the form set out in Exhibit B-2 hereto, or by other appropriate means, and will set out the MSCN’s Aircraft embodiment rank as well as, in detail, the particular change to be made to the Specification and the effect, if any, of such change on performance, weight, Base Price of the Aircraft, Delivery Date of the Aircraft affected thereby and interchangeability or replaceability requirements under the Specification.

(ii)
Except when the MSCN is necessitated by an Aviation Authority directive or by equipment obsolescence, in which case the MSCN will be accomplished without requiring the Buyer’s consent, if the MSCN adversely affects the performance, weight, Base Price, Delivery Date of the Aircraft affected thereby or the interchangeability or replaceability requirements under the Specification, the Seller will notify the Buyer of a reasonable period of time during which the Buyer must accept or reject such MSCN. If the Buyer does not notify the Seller of the rejection of the MSCN within such period, the MSCN will be deemed accepted by the Buyer and the corresponding modification will be accomplished.

2.2.2.2
If the Seller revises the Specification to incorporate Development Changes which have no adverse effect on any of the elements identified in Clause 2.2.2.1, such Development Change will be performed by the Seller without the Buyer’s consent.

In such cases, the Seller will provide to the Buyer the details of all changes in an adapted format and on a regular basis.

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2.2.2.3
The Seller may at its discretion notify Seller from time to time that certain items, which are currently BFE in the Specification, shall be deemed to be seller-furnished equipment (“SFE”) and the parties agree that, upon such notice, such BFE items shall thereafter be excluded from the provisions of Clauses 2.2.2.1 (ii) and 2.2.2.2 above and shall be considered instead SFE and thereafter chargeable to the Buyer.

2.3	Propulsion System

2.3.1	Each A320 Airframe will be equipped with a set of two (2) CFM International LEAP-X1A26 engines (such set, an “A320 Propulsion System”).

Each A319 Airframe will be equipped with a set of two (2) CFM International LEAP-X1A24 engines (such set, an “A319 Propulsion System”).

2.4	Milestones

2.4.1	Customization Milestones Chart

Within a reasonable period following signature of this Agreement, the Seller will provide the Buyer with a customization milestones chart (the “Customization Milestones Chart”), setting out how far in advance of the Scheduled Delivery Month of the Aircraft an SCN must be executed in order to integrate into the Specification any items requested by the Buyer from the Seller’s catalogues of Specification change options (the “Option Catalogs”).

2.4.2	Contractual Definition Freeze

The Customization Milestone Chart will in particular specify the date(s) by which the contractual definition of the Aircraft must be finalized and all SCNs need to have been executed by the Buyer (the “Contractual Definition Freeze” or “CDF”) in order to enable their incorporation into the manufacturing of the Aircraft and Delivery of the Aircraft in the Scheduled Delivery Month. Each such date will be referred to as a “CDF Date”.

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3 -	PRICE

3.1	Base Price of the Aircraft
The Base Price of the Aircraft is the sum of:
[]

3.1.1	Base Price of the A320 Airframe

3.1.1.1	In respect of the A320 Aircraft, the Base Price of the A320 Airframe is the sum of the following base prices:
[*]

3.1.1.2	The Base Price of the A320 Airframe has been established in accordance with the [*] (the “Base Period”).

3.1.2	Base Price of the A320 Propulsion System

3.1.2.1	The Base Price of a set of two (2) CFM International LEAP-X engines (the “LEAP-X1A26 Engines”) is:
[*] and has been calculated from the reference price indicated by CFM International and set forth in Part 2 of Exhibit C.

3.1.3	Base Price of the A319 Airframe
In respect of A319 Aircraft, the Base Price of the A319 Airframe is the sum of the following [*]

3.1.3.1	The Base Price of the A319 Airframe has been established in accordance with the [*] (the “Base Period”).

3.1.4	Base Price of the A319 Propulsion System

3.1.4.1	The Base Price of a set of two (2) CFM International CFM LEAP-X1A24 model engines for the A319 Aircraft (the “LEAP-X1A24 Engines”) is the sum of:
[*]
[*] and has been calculated from the reference price indicated by CFM International and set forth in Part 2 of Exhibit C.

3.2	Final Price of the Aircraft

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The “Final Price” of each Aircraft will be the sum of:

(i)	the Base Price of the Airframe, as adjusted to the applicable Delivery Date of such Aircraft in accordance with Clause 4.1;

(ii)
the aggregate of all increases or decreases to the Base Price of the Airframe as agreed in any Specification Change Notice or part thereof applicable to the Airframe subsequent to the date of this Agreement as adjusted to the Delivery Date of such Aircraft in accordance with Clause 4.1;

(iii)	the Propulsion System Reference Price as adjusted to the Delivery Date of in accordance with Clause 4.2;

(iv)
the aggregate of all increases or decreases to the Propulsion System Reference Price as agreed in any Specification Change Notice or part thereof applicable to the Propulsion System subsequent to the date of this Agreement as adjusted to the Delivery Date in accordance with Clause 4.2; and

(v)	any other amount resulting from any other provisions of this Agreement relating to the Aircraft and/or any other written agreement between the Buyer and the Seller relating to the Aircraft.

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4 -	PRICE REVISION

4.1	Seller Price Revision Formula
The Base Prices of the Airframe and of the SCNs relating to the Airframe are subject to revision up to and including the Delivery Date in accordance with the Seller Price Revision Formula.

4.2	Propulsion System Price Revision

4.2.1
The Propulsion System Reference Price and SCNs relating to the Propulsion System are subject to revision up to and including the Delivery Date in accordance with the Propulsion System Price Revision Formula.

4.2.2
The Reference Price of the Propulsion System, the prices of the related equipment and the Propulsion System Price Revision Formula are based on information received from the Propulsions Systems Manufacturer and are subject to amendment by the Propulsion System Manufacturer at any time prior to Delivery. If the Propulsion System Manufacturer makes any such amendment, the amendment will be deemed to be incorporated into this Agreement and the Reference Price of the Propulsion System, the prices of the related equipment and the Propulsion System Price Revision Formula will be adjusted accordingly. The Seller agrees to notify the Buyer promptly upon receiving notice of any such amendment from the Propulsion System Manufacturer.

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5 -	PAYMENT TERMS

5.1	Seller’s Account
The Buyer will pay, from bank accounts within the United States, the Predelivery Payments, the Balance of the Final Price and any other amount due hereunder at the relevant times required by the Agreement and in immediately available funds in United States dollars to:
[]
or to such other account as may be designated by the Seller in written notice to Buyer at least two Business Days prior to the date such payment is due.

5.2	[*]

5.3	Predelivery Payments

5.3.1
Predelivery Payments are nonrefundable (although amounts equal to Predelivery Payments may be paid to the Buyer pursuant to Clause 10 or 11) and will be paid by the Buyer to the Seller for the Aircraft.

5.3.2	The Predelivery Payment Reference Price for an Aircraft to be delivered in calendar year T is determined in accordance with the following formula:
[*]

5.3.3	Predelivery Payments will be paid according to the following schedule:

Payment Date		[*]
[*]	[*]	[*]
[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

[*]		[*]

In the event of the above schedule resulting in any Predelivery Payment falling due prior to the date of signature of the Agreement, such Predelivery Payments shall be made upon signature of this Agreement.
[*]
[*]

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5.4	Payment of Balance of the Final Price of the Aircraft
Before the Delivery Date or concurrent with the Delivery of each Aircraft, the Buyer will pay to the Seller the Final Price of such Aircraft less an amount equal to the Predelivery Payments received for such Aircraft by the Seller (the “Balance of the Final Price”).
The Seller’s receipt of the full amount of all Predelivery Payments and of the Balance of the Final Price of such Aircraft, and any amounts due under Clause 5.8, are a condition precedent to the Seller’s obligation to deliver such Aircraft to the Buyer.

5.5	Taxes
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5.6	Application of Payments
Notwithstanding any other rights the Seller may have at contract or at law, the Buyer and the Seller hereby agree that should any amount (whether under this Agreement or under any other agreement between the Buyer and its Affiliates on the one hand and the Seller and its Affiliates on the other hand and whether at the stated maturity of such amount, by acceleration or otherwise) become due and payable by the Buyer or its Affiliates, and not be paid in full in immediately available funds on the date due, then the Seller will have the right to debit and apply, in whole or in part, the Predelivery Payments paid to the Seller by the Buyer against such unpaid amount. The Seller will promptly notify the Buyer in writing after such debiting and application, and the Buyer will immediately pay to the Seller the amount required to comply with Clause 5.2.3.

5.7	Setoff Payments
Notwithstanding anything to the contrary contained herein, the Seller may set-off any matured obligation owed by the Buyer or any of its Affiliates to the Seller or any of its Affiliates against any obligation (whether or not matured) owed by the Seller or any of its Affiliates to the Buyer or any of its Affiliates, regardless of the place of payment or currency.

5.8	Overdue Payments

5.8.1	If any payment due to the Seller from the Buyer is not received by the Seller on the date or dates due, the Seller will have the right to claim from the Buyer, and the Buyer will [*]

5.8.2
If any Predelivery Payment is not received by the date on which it is due, the Seller, in addition to any other rights and remedies available to it, will be under no obligation to deliver any Aircraft remaining to be delivered under this Agreement within such Aircraft’s Scheduled Delivery Month(s). Upon receipt of the full amount of all such overdue Predelivery Payments, together with interest on such Predelivery Payments in accordance with Clause 5.8.1, the Seller will provide the Buyer with new Scheduled Delivery Months for the affected Aircraft, subject to the Seller’s commercial and industrial constraints.

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5.9	Proprietary Interest
Notwithstanding any provision of law to the contrary, the Buyer will not, by virtue of anything contained in this Agreement (including, without limitation, any Predelivery Payments hereunder, or any designation or identification by the Seller of a particular aircraft as an Aircraft to which any of the provisions of this Agreement refers) acquire any proprietary, insurable or other interest whatsoever in any Aircraft before Delivery of and payment for such Aircraft, as provided in this Agreement.

5.10	Payment in Full
The Buyer’s obligation to make payments to the Seller hereunder will not be affected by and will be determined without regard to any setoff, counterclaim, recoupment, defense or other right that the Buyer may have against the Seller or any other person and all such payments will be made without deduction or withholding of any kind. The Buyer will ensure that the sums received by the Seller under this Agreement will be equal to the full amounts expressed to be due to the Seller hereunder, without deduction or withholding on account of and free from any and all taxes, levies, imposts, duties or charges of whatever nature, except that if the Buyer is compelled by law to make any such deduction or withholding the Buyer will pay such additional amounts to the Seller as may be necessary so that the net amount received by the Seller after such deduction or withholding will equal the amounts that would have been received in the absence of such deduction or withholding.

5.11	Other Charges
Unless expressly stipulated otherwise, any charges due under this Agreement other than those set out in Clauses 5.3 and 5.8 will be paid by the Buyer at the same time as payment of the Balance of the Final Price or, if invoiced, [] after the invoice date.
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6 -	MANUFACTURE PROCEDURE - INSPECTION

6.1	Manufacture Procedures
The Airframe will be manufactured in accordance with the requirements of the laws of the jurisdiction of incorporation of the Seller or of its relevant Affiliate as enforced by the Aviation Authority of such jurisdiction.

6.2	Inspection

6.2.1
The Buyer or its duly authorized representatives (the “Buyer’s Inspector(s)”) will be entitled to inspect the manufacture of the Airframe and all materials and parts obtained by the Seller for the manufacture of the Airframe (the “Inspection”) on the following terms and conditions;

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(i)
any Inspection will be conducted pursuant to the Seller’s system of inspection and the relevant Airbus Procedures, as developed under the supervision of the relevant Aviation Authority and generally applicable to commercial airline customers of Seller for A320 family aircraft;

(ii)	the Buyer’s Inspector(s) will have access to such relevant technical documentation solely to the extent reasonably necessary for the purpose of the Inspection;

(iii)
any Inspection and any related discussions with the Seller and other relevant personnel by the Buyer’s Inspector(s) will be at reasonable times during business hours and will take place in the presence of the relevant inspection department personnel of the Seller;

(iv)
the Inspections will be performed in a manner not to unduly delay or hinder the manufacture or assembly of the Aircraft or the performance of this Agreement by the Seller or any other work in progress at the Manufacture Facilities.

6.2.2	Location of Inspections
The Buyer’s Inspector(s) will be entitled to conduct any such Inspection at the relevant Manufacture Facility of the Seller or the Affiliates and where possible at the Manufacture Facilities of the sub-contractors provided that if access to any part of the Manufacture Facilities where the Airframe manufacture is in progress or materials or parts are stored are restricted for security or confidentiality reasons, the Seller will be allowed reasonable time to make the relevant items available elsewhere.

6.3	Seller’s Service for Buyer’s Inspector(s)
For the purpose of the Inspections with respect to an Aircraft, and starting from a mutually agreed date until the Delivery Date of such Aircraft, the Seller will furnish without additional charge suitable space and office equipment in or conveniently located with respect to the Delivery Location for the use of a reasonable number of Buyer’s Inspector(s).

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7 -	CERTIFICATION
Except as set forth in this Clause 7, the Seller will not be required to obtain any certificate or approval with respect to the Aircraft.

7.1	Type Certification
The Seller will obtain or cause to be obtained (i) a type certificate under EASA procedures for joint certification in the transport category and (ii) an FAA type certificate (the “Type Certificate”) to allow the issuance of the Export Certificate of Airworthiness.

7.2	Export Certificate of Airworthiness
Subject to the provisions of Clause 7.3, each Aircraft will be delivered to the Buyer with an Export Certificate of Airworthiness issued by EASA in a condition enabling the Buyer to obtain at the time of Delivery a Standard Airworthiness Certificate issued pursuant to Part 21 of the US Federal Aviation Regulations and a Certificate of Sanitary Construction issued by the U.S. Public Health Service of the Food and Drug Administration. However, the Seller will have no obligation to make and will not be responsible for any costs of alterations or modifications to such Aircraft to enable such Aircraft to meet FAA or U.S. Department of Transportation requirements for specific operation on the Buyer’s routes, whether before, at or after Delivery of any Aircraft.
If the FAA requires additional or modified data before the issuance of the Export Certificate of Airworthiness, the Seller will provide such data or implement the required modification to the data, in either case, at the Buyer’s cost.

7.3	Specification Changes before Aircraft Ready for Delivery

7.3.1
If, any time before the date on which an Aircraft is Ready for Delivery, any law, rule or regulation is enacted, promulgated, becomes effective and/or an interpretation of any law, rule or regulation is issued by the EASA that requires any change to the Specification for the purposes of obtaining the Export Certificate of Airworthiness (a “Change in Law”), the Seller will make the required modification and the parties hereto will sign an SCN pursuant to Clause 2.2.1.

7.3.2
The Seller will as far as practicable, but at its sole discretion and without prejudice to Clause 7.3.3(ii), take into account the information available to it concerning any proposed law, rule or regulation or interpretation that could become a Change in Law, in order to minimize the costs of changes to the Specification as a result of such proposed law, regulation or interpretation becoming effective before the applicable Aircraft is Ready for Delivery.

7.3.3	The cost of implementing the required modifications referred to in Clause 7.3.1 will be:
[]

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7.3.4
Notwithstanding the provisions of Clause 7.3.3, if a Change in Law relates to an item of BFE or to the Propulsion System the costs related thereto will [] and the Seller will have no obligation with respect thereto.

7.4	Specification Changes after Aircraft Ready For Delivery
Nothing in Clause 7.3 will require the Seller to make any changes or modifications to, or to make any payments or take any other action with respect to, any Aircraft that is Ready for Delivery before the compliance date of any law or regulation referred to in Clause 7.3. Any such changes or modifications made to an Aircraft after it is Ready for Delivery will be at the [*].

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8 -	TECHNICAL ACCEPTANCE

8.1	Technical Acceptance Process

8.1.1
Prior to Delivery, the Aircraft will undergo a technical acceptance process developed by the Seller (the “Technical Acceptance Process”). Completion of the Technical Acceptance Process will demonstrate the satisfactory functioning of the Aircraft and will be deemed to demonstrate compliance with the Specification. Should it be established that the Aircraft does not comply with the Technical Acceptance Process requirements, the Seller will without hindrance from the Buyer be entitled to carry out any necessary changes and, as soon as practicable thereafter, resubmit the Aircraft to such further Technical Acceptance Process as is necessary to demonstrate the elimination of the non-compliance.

8.1.2	The Technical Acceptance Process will:

(i)	commence on a date notified by the Seller to the Buyer [] notice prior thereto,

(ii)	take place at the Delivery Location,

(iii)	be carried out by the personnel of the Seller, and

(iv)	include a technical acceptance flight that will [*] (the “Technical Acceptance Flight”), and

8.2	Buyer’s Attendance

8.2.1	The Buyer is entitled to elect to attend the Technical Acceptance Process.

8.2.2	If the Buyer elects to attend the Technical Acceptance Process, the Buyer:

(i)	will comply with the reasonable requirements of the Seller, with the intention of completing the Technical Acceptance Process within [*] after its commencement, and

(ii)
may have a maximum of [*] of its representatives (no more than [*] of whom will have access to the cockpit at any one time) accompany the Seller’s representatives on the Technical Acceptance Flight, during which the Buyer’s representatives will comply with the instructions of the Seller’s representatives.

8.2.3
If the Buyer does not attend or fails to cooperate in the Technical Acceptance Process, the Seller will be entitled to complete the Technical Acceptance Process and the Buyer will be deemed to have accepted that the Technical Acceptance Process has been satisfactorily completed, in all respects.

8.3	Certificate of Acceptance

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Upon successful completion of the Technical Acceptance Process, the Buyer will, on or before the Delivery Date, sign and deliver to the Seller a certificate of acceptance in respect of the Aircraft in the form of Exhibit D (the “Certificate of Acceptance”).

8.4	Finality of Acceptance
The Buyer’s signature of the Certificate of Acceptance for the Aircraft will constitute waiver by the Buyer of any right it may have, under the Uniform Commercial Code as adopted by the State of New York or otherwise, to revoke acceptance of the Aircraft for any reason, whether known or unknown to the Buyer at the time of acceptance.

8.5	Aircraft Utilization
The Seller will, [], be entitled to use the Aircraft prior to Delivery as may be necessary to obtain the certificates required under Clause 7. Such use will not limit the Buyer’s obligation to accept Delivery of the Aircraft hereunder.
The Seller will be authorized to use the Aircraft for [*] for any other purpose without the specific agreement of the Buyer.
.

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9 -	DELIVERY

9.1	Delivery Schedule
Subject to Clauses 2, 7, 8 10 and 18:
the Seller will have the Aircraft listed in the table below Ready for Delivery at the Delivery Location within the following months (each a “Scheduled Delivery Month”) or quarters (each a “Scheduled Delivery Quarter”):

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Aircraft Rank		Scheduled Delivery
		Quarter	Year
1	A320 Aircraft	[]	[*]
2	A319 Aircraft	[*]	[*]
3	A320 Aircraft	[*]	[*]
4	A320 Aircraft	[*]	[*]
5	A319 Aircraft	[*]	[*]
6	A320 Aircraft	[*]	[*]
7	A320 Aircraft	[*]	[*]
8	A320 Aircraft	[*]	[*]
9	A320 Aircraft	[*]	[*]
10	A320 Aircraft	[*]	[*]
11	A320 Aircraft	[*]	[*]
12	A320 Aircraft	[*]	[*]
13	A320 Aircraft	[*]	[*]
14	A320 Aircraft	[*]	[*]
15	A320 Aircraft	[*]	[*]
16	A320 Aircraft	[*]	[*]
17	A320 Aircraft	[*]	[*]
18	A320 Aircraft	[*]	[*]
19	A320 Aircraft	[*]	[*]
20	A320 Aircraft	[*]	[*]
21	A320 Aircraft	[*]	[*]
22	A320 Aircraft	[*]	[*]
23	A320 Aircraft	[*]	[*]
24	A320 Aircraft	[*]	[*]
25	A320 Aircraft	[*]	[*]
26	A320 Aircraft	[*]	[*]
27	A320 Aircraft	[*]	[*]
28	A320 Aircraft	[*]	[*]
29	A320 Aircraft	[*]	[*]
30	A320 Aircraft	[*]	[*]
31	A320 Aircraft	[*]	[*]
32	A320 Aircraft	[*]	[*]
33	A320 Aircraft	[]	[*]

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Aircraft Rank		Scheduled Delivery
34	A320 Aircraft	[*]	[*]
35	A320 Aircraft	[*]	[*]
36	A320 Aircraft	[*]	[*]
37	A320 Aircraft	[*]	[*]
38	A320 Aircraft	[*]	[*]
39	A320 Aircraft	[*]	[*]
40	A320 Aircraft	[*]	[*]
41	A320 Aircraft	[*]	[*]
42	A320 Aircraft	[*]	[*]
43	A320 Aircraft	[*]	[*]
44	A320 Aircraft	[*]	[*]
45	A320 Aircraft	[*]	[*]
46	A320 Aircraft	[*]	[*]
47	A320 Aircraft	[*]	[*]
48	A320 Aircraft	[*]	[*]
49	A320 Aircraft	[*]	[*]
50	A320 Aircraft	[*]	[*]
51	A320 Aircraft	[*]	[*]
52	A320 Aircraft	[*]	[*]
53	A320 Aircraft	[*]	[*]
54	A320 Aircraft	[*]	[*]
55	A320 Aircraft	[*]	[*]
56	A320 Aircraft	[*]	[*]
57	A320 Aircraft	[*]	[*]
58	A320 Aircraft	[*]	[*]
59	A320 Aircraft	[*]	[*]
60	A320 Aircraft	[*]	[*]
61	A320 Aircraft	[*]	[*]
62	A320 Aircraft	[*]	[*]
63	A319 Aircraft	[*]	[*]
64	A319 Aircraft	[*]	[*]
65	A319 Aircraft	[*]	[*]
66	A319 Aircraft	[*]	[*]
67	A319 Aircraft	[*]	[*]
68	A319 Aircraft	[*]	[*]
69	A319 Aircraft	[*]	[*]
70	A319 Aircraft	[*]	[*]
71	A319 Aircraft	[*]	[*]
72	A319 Aircraft	[*]	[*]
73	A319 Aircraft	[*]	[*]
74	A319 Aircraft	[*]	[*]
75	A319 Aircraft	[*]	[*]
76	A319 Aircraft	[]	[*]
77	A319 Aircraft	[*]	[*]
78	A319 Aircraft	[*]	[*]

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Aircraft Rank		Scheduled Delivery
79	A319 Aircraft	[*]	[*]
80	A319 Aircraft	[*]	[*]

The Seller will give the Buyer the Scheduled Delivery Month of each [*] before the first day of the Scheduled Delivery Quarter of the respective Aircraft. The Seller will give the Buyer [*] written notice of the anticipated date on which the Aircraft will be Ready for Delivery. Thereafter, the Seller will notify the Buyer of any change to such dates.

9.2	Delivery Process

9.2.1	The Buyer will, when the Aircraft is Ready for Delivery, pay the Balance of the Final Price, take Delivery of the Aircraft and remove the Aircraft from the Delivery Location.

9.2.2
The Seller will deliver and transfer title to the Aircraft to the Buyer free and clear of all encumbrances (except for any liens or encumbrances created by or on behalf of the Buyer) provided that the Balance of the Final Price of such Aircraft has been paid by the Buyer pursuant to Clause 5.4 and that the Certificate of Acceptance has been signed and delivered to the Seller pursuant to Clause 8.3. The Seller will provide the Buyer with a bill of sale in the form of Exhibit E (the “Bill of Sale”) and such other documentation confirming transfer of title and receipt of the Final Price of the Aircraft as may reasonably be requested by the Buyer. Title to, property in and risk of loss of or damage to the Aircraft will transfer to the Buyer contemporaneously with the delivery by the Seller to the Buyer of such Bill of Sale.

9.2.3
If the Buyer fails to (i) deliver the signed Certificate of Acceptance with respect to an Aircraft to the Seller when required pursuant to Clause 8.3, or (ii) pay the Balance of the Final Price of such Aircraft to the Seller and take Delivery of the Aircraft, then the Buyer will be deemed to have rejected Delivery wrongfully when such Aircraft was duly tendered to the Buyer hereunder. If such a deemed rejection arises, then in addition to the remedies of Clause 5.8.1, (a) the Seller will retain title to such Aircraft and (b) the Buyer will indemnify and hold the Seller harmless against any and all costs (including but not limited to any parking, storage, and insurance costs) and consequences resulting from the Buyer’s rejection (including but not limited to risk of loss of or damage to such Aircraft), it being understood that the Seller will be under no duty to the Buyer to store, park, insure or otherwise protect such Aircraft. These rights of the Seller will be in addition to the Seller’s other rights and remedies in this Agreement.

9.2.4
If the Buyer fails to remove the Aircraft from the Delivery Location, then, without prejudice to the Seller’s other rights and remedies under this Agreement or at law, the provisions of Clause 9.2.3 (b) shall apply.

9.3	Flyaway

9.3.1	The Buyer and the Seller will cooperate to obtain any licenses that may be required by the Aviation Authority of the Delivery Location for the purpose of exporting the Aircraft.

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9.3.2
All expenses of, or connected with, flying the Aircraft from the Delivery Location after Delivery will be borne by the Buyer. The Buyer will make direct arrangements with the supplying companies for the fuel and oil required for all post-Delivery flights.

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10 -	EXCUSABLE DELAY AND TOTAL LOSS

10.1	Scope of Excusable Delay

Neither the Seller nor any Affiliate of the Seller, will be responsible for or be deemed to be in default on account of delays in delivery of the Aircraft or failure to deliver or otherwise in the performance of this Agreement or any part hereof due to causes beyond the Seller’s, or any Affiliate’s control or not occasioned by the Seller’s, fault or negligence (“Excusable Delay”), including, but not limited to: []

10.2	Consequences of Excusable Delay

If an Excusable Delay occurs:

(i)	the Seller will notify the Buyer of such Excusable Delay as soon as practicable after becoming aware of the same;

(ii)	the Seller will not be responsible for any damages arising from or in connection with such Excusable Delay suffered or incurred by the Buyer;

(iii)	the Seller will not be deemed to be in default in the performance of its obligations hereunder as a result of such Excusable Delay;

(iv)
the Seller will as soon as practicable after the removal of the cause of such delay resume performance of its obligations under this Agreement and in particular will notify the Buyer of the revised Scheduled Delivery Month.

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10.3	Termination on Excusable Delay

10.3.1
If any Delivery is delayed as a result of an Excusable Delay for a period of more than [] after the last day of the Scheduled Delivery Month, then either party may terminate this Agreement with respect to the affected Aircraft, by giving written notice to the other party [*] after the [*] period. However, the Buyer will not be entitled to terminate this Agreement pursuant to this Clause 10.3.1 if the Excusable Delay is caused directly or indirectly by the action or inaction of the Buyer.

10.3.2
If the Seller advises the Buyer in its notice of a revised Scheduled Delivery Month pursuant to Clause 10.2.1(iv) that there will be a delay in Delivery of an Aircraft of more than [*] of the Scheduled Delivery Month, then either party may terminate this Agreement with respect to the affected Aircraft. Termination will be made by giving written notice to the other party [*] after the Buyer’s receipt of the notice of a revised Scheduled Delivery Month.

10.3.3
If this Agreement is not terminated under the terms of Clause 10.3.1 or 10.3.2, then the Seller will be entitled to reschedule Delivery. The Seller will notify the Buyer of the new Scheduled Delivery Month after the [*] referred to in Clause 10.3.1 or 10.3.2, and this new Scheduled Delivery Month will be deemed to be an amendment to the applicable Scheduled Delivery Month in Clause 9.1.

10.4	Total Loss, Destruction or Damage

If, prior to Delivery, any Aircraft is lost or destroyed or in the reasonable opinion of the Seller is damaged beyond economic repair (“Total Loss”), the Seller will notify the Buyer to this effect within [*] of such occurrence. The Seller will include in said notification (or as soon after the issue of the notice as such information becomes available to the Seller) the earliest date consistent with the Seller’s other commitments and production capabilities that an aircraft to replace the Aircraft may be delivered to the Buyer, and the Scheduled Delivery Month will be extended as specified in the Seller’s notice to accommodate the delivery of the replacement aircraft; provided, however, that if the Scheduled Delivery Month is extended to a month that is later than [*] after the last day of the original Scheduled Delivery Month then this Agreement will terminate with respect to said Aircraft unless:

(i)	the Buyer notifies the Seller within [*] of the date of receipt of the Seller’s notice that it desires the Seller to provide a replacement aircraft during the month quoted in the Seller’s notice; and

(ii)	the parties execute an amendment to this Agreement recording the change in the Scheduled Delivery Month.

Nothing herein will require the Seller to manufacture and deliver a replacement aircraft if such manufacture would require the reactivation of its production line for the model or series of aircraft that includes the Aircraft.

10.5	Termination Rights Exclusive

If this Agreement is terminated as provided for under the terms of Clauses 10.3 or 10.4, such termination will discharge all obligations and liabilities of the parties hereunder with respect to

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such affected Aircraft and undelivered material, services, data or other items applicable thereto and to be furnished under the Agreement.

10.6	Remedies

THIS CLAUSE 10 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 11, AND THE BUYER HEREBY WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 10 WHERE THE DELAY REFERRED TO IN THIS CLAUSE 10 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE BUYER OR ITS REPRESENTATIVES.

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11 -	INEXCUSABLE DELAY
[]

11.1	Renegotiation

If, as a result of an Inexcusable Delay, the Delivery does not occur within [*] of the Delivery Period the Buyer will have the right, exercisable by written notice to the Seller given between [*], to require from the Seller a renegotiation of the Scheduled Delivery Month for the affected Aircraft. Unless otherwise agreed between the Seller and the Buyer during such renegotiation, the said renegotiation will not prejudice the Buyer’s right to receive liquidated damages in accordance with Clause 11.1.

11.2	Termination

If, as a result of an Inexcusable Delay, the Delivery does not occur within [*] of the Delivery Period and the parties have not renegotiated the Delivery Date pursuant to Clause 11.2, then both parties will have the right exercisable by written notice to the other party, given between [*], to terminate this Agreement in respect of the affected Aircraft. In the event of termination, [*]

11.3	Remedies

THIS CLAUSE 11 SETS FORTH THE SOLE AND EXCLUSIVE REMEDY OF THE BUYER FOR DELAYS IN DELIVERY OR FAILURE TO DELIVER, OTHER THAN SUCH DELAYS AS ARE COVERED BY CLAUSE 10, AND THE BUYER HEREBY WAIVES ALL RIGHTS TO WHICH IT WOULD OTHERWISE BE ENTITLED IN RESPECT THEREOF, INCLUDING WITHOUT LIMITATION ANY RIGHTS TO INCIDENTAL AND CONSEQUENTIAL DAMAGES OR SPECIFIC PERFORMANCE. THE BUYER WILL NOT BE ENTITLED TO CLAIM THE REMEDIES AND RECEIVE THE BENEFITS PROVIDED IN THIS CLAUSE 11 WHERE THE DELAY REFERRED TO IN THIS CLAUSE 11 IS CAUSED BY THE NEGLIGENCE OR FAULT OF THE BUYER OR ITS REPRESENTATIVES.

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12 -	WARRANTIES AND SERVICE LIFE POLICY
This Clause covers the terms and conditions of the warranty and service life policy.

12.1	Standard Warranty

12.1.1	Nature of Warranty

12.1.1.1	For the purpose of this Agreement the term “Warranted Part” will mean any Seller proprietary component, equipment, accessory or part, which is installed on an Aircraft at Delivery thereof and

(i)	which is manufactured to the detailed design of the Seller or a subcontractor of the Seller and

(ii)    which bears a part number of the Seller at the time of such Delivery.

12.1.1.2
Subject to the conditions and limitations as hereinafter provided for and except as provided for in Clause 12.1.2, the Seller warrants to the Buyer that each Aircraft and each Warranted Part will at Delivery to the Buyer be free from defects:

(i)	in material;

(ii)	in workmanship, including without limitation processes of manufacture;

(iii)	in design (including without limitation the selection of materials) having regard to the state of the art at the date of such design; and

(iv)
arising from failure to conform to the Specification, except to those portions of the Specification relating to performance or where it is expressly stated that they are estimates or approximations or design aims.

12.1.2	Exclusions
The warranties set forth in Clause 12.1.1 will not apply to Buyer Furnished Equipment, nor to the Propulsion System, nor to any component, equipment, accessory or part installed on the Aircraft at Delivery that is not a Warranted Part except that:

(i)
any defect in the Seller’s workmanship in respect of the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturers of such items, that invalidates any applicable warranty from such manufacturers, will constitute a defect in workmanship for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1.2(ii); and

(ii)	any defect inherent in the Seller’s design of the installation, in consideration of the state

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of the art at the date of such design, which impairs the use of such items, will constitute a defect in design for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1.2(iii).

12.1.3	Warranty Period
The warranties set forth in Clauses 12.1.1 and 12.1.2 will be limited to those defects that [] of the affected Aircraft (the “Warranty Period”).

12.1.4	Limitations of Warranty

12.1.4.1
The Buyer’s remedy and the Seller’s obligation and liability under Clauses 12.1.1 and 12.1.2 are limited to, at the Seller’s expense and option, the repair, replacement or correction of any Warranted Part which is defective (or to the supply of modification kits, rectifying the defect), together with a credit to the Buyer’s account with the Seller of an amount equal to the mutually agreed direct labor costs expended in performing the removal and reinstallation thereof on the Aircraft at the labor rate defined in Clause 12.1.7.5.

The Seller may alternatively furnish to the Buyer’s account with the Seller a credit equal to the price at which the Buyer is then entitled to purchase a replacement for the defective Warranted Part.

12.1.4.2
In the event of a defect covered by Clauses 12.1.1.2(iii), 12.1.1.2(iv) and 12.1.2(ii) becoming apparent within the Warranty Period, the Seller shall also, if so requested by the Buyer in writing, correct such defect in any Aircraft which has not yet been delivered to the Buyer, [*]

12.1.4.3	Cost of Inspection
In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller will reimburse the direct labor costs incurred by the Buyer in performing inspections of the Aircraft to determine whether or not a defect exists in any Warranted Part within the Warranty Period subject to the following conditions:

(i)	such inspections are recommended by a Seller Service Bulletin to be performed within the Warranty Period;

(ii)	the reimbursement will not apply for any inspections performed as an alternative to accomplishing corrective action as recommended by the Seller prior to the date of such inspection.

(iii)	the labor rate for the reimbursement will be the Inhouse Warranty Labor Rate, and

(iv)	the manhours used to determine such reimbursement will not exceed the Seller’s estimate of the manhours required for such inspections.

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12.1.5	Warranty Claim Requirements
The Buyer’s remedy and the Seller’s obligation and liability under this Clause 12.1 with respect to any warranty claim submitted by the Buyer (each a “Warranty Claim”) are subject to the following conditions:

(i)	the defect having become apparent within the Warranty Period;

(ii)	the Buyer having filed a warranty claim within [] of discovering the defect;

(iii)	[*]

(iv)	the Seller having received a Warranty Claim complying with the provisions of Clause 12.1.6 below.

12.1.6	Warranty Administration
The warranties set forth in Clause 12.1 will be administered as hereinafter provided for:

12.1.6.1	Claim Determination
Determination as to whether any claimed defect in any Warranted Part is a valid Warranty Claim will be made by the Seller and will be based upon the claim details, reports from the Seller’s Representatives, historical data logs, inspections, tests, findings during repair, defect analysis and other relevant documents.

12.1.6.2	Transportation Costs
The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller and for the return therefrom of a repaired or replaced Warranted Part will be [*].

12.1.6.3	Return of an Aircraft
If the Buyer and the Seller mutually agree, prior to such return, that it is necessary to return an Aircraft to the Seller for consideration of a Warranty Claim, the Seller will [*]. The Buyer will make reasonable efforts to minimize the duration of the corresponding flights.

12.1.6.4	On Aircraft Work by the Seller
If the Seller determines that a defect subject to this Clause 12.1 justifies the dispatch by the Seller of a working team to repair or correct such defect through the embodiment of one or several Seller’s Service Bulletins at the Buyer’s facilities, or if the Seller accepts the return of an Aircraft to perform or have performed such repair or correction, then the [*].
The condition which has to be fulfilled for on-Aircraft work by the Seller is that, in the reasonable

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opinion of the Seller, the work necessitates the technical expertise of the Seller as manufacturer of the Aircraft.
If said condition is fulfilled and if the Seller is requested to perform the work, the Seller and the Buyer will agree on a schedule and place for the work to be performed.

12.1.6.5	Warranty Claim Substantiation
Each Warranty Claim filed by the Buyer under this Clause 12.1 will contain at least the following data:

(i)	description of defect and any action taken, if any,

(ii)	date incident and/or removal date,

(iii)	description of Warranted Part claimed to be defective,

(iv)	part number,

(v)	serial number (if applicable),

(vi)	position on Aircraft,

(vii)	total flying hours or calendar time, as applicable, at the date of defect appearance,

(viii)	time since last shop visit at the date of defect appearance,

(ix)	Manufacturer Serial Number of the Aircraft and/or its registration,

(x)	Aircraft total flying hours and/or number of landings at the date of defect appearance,

(xi)	Warranty Claim number,

(xii)	date of Warranty Claim,

(xiii)	Delivery Date of Aircraft or Warranted Part to the Buyer,
Warranty Claims are to be addressed as follows:
AIRBUS
CUSTOMER SERVICES DIRECTORATE
WARRANTY ADMINISTRATION
Rond Point Maurice Bellonte
B.P. 33
F 31707 BLAGNAC CEDEX

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FRANCE

12.1.6.6	Replacements
Replaced components, equipment, accessories or parts will become the Seller’s property.
Title to and risk of loss of any Aircraft, component, accessory, equipment or part and returned by the Buyer to the Seller will at all times remain with the Buyer, except that:

(i)
when the Seller has possession of a returned Aircraft, component, accessory, equipment or part to which the Buyer has title, the Seller will have such responsibility therefor as is chargeable by law to a bailee for hire, but the Seller will not be liable for loss of use; and

(ii)
title to and risk of loss of a returned component, accessory, equipment or part will pass to the Seller upon shipment by the Seller to the Buyer of any item furnished by the Seller to the Buyer as a replacement therefor.

Upon the Seller’s shipment to the Buyer of any replacement component, accessory, equipment or part provided by the Seller pursuant to this Clause 12.1, title to and risk of loss of such replacement component, accessory, equipment or part will pass to the Buyer.

12.1.6.7	Rejection
The Seller will provide reasonable written substantiation in case of rejection of a Warranty Claim. In such event the Buyer will refund to the Seller reasonable inspection and test charges incurred in connection therewith.

12.1.6.8	Inspection
The Seller will have the right to inspect the affected Aircraft, documents and other records relating thereto in the event of any Warranty Claim under this Clause 12.1.

12.1.7	Inhouse Warranty

12.1.7.1	Seller’s Authorization
The Seller hereby authorizes the Buyer to repair Warranted Parts (“Inhouse Warranty”) subject to the terms of this Clause 12.1.7.

12.1.7.2	Conditions for Seller’s Authorization
The Buyer will be entitled to repair such Warranted Parts:

(i)	provided the Buyer notifies the Seller Representative of its intention to perform Inhouse

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Warranty repairs before any such repairs are started where the estimated cost of such repair is [] The Buyer’s notification will include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller agrees to use all reasonable efforts to ensure a prompt response and will not unreasonably withhold authorization;

(ii)	if adequate facilities and qualified personnel are available to the Buyer;

(iii)	if repairs are performed in accordance with the Seller’s Technical Data or written instructions; and

(iv)
only to the extent specified by the Seller, or, in the absence of such specification, to the extent reasonably necessary to correct the defect, in accordance with the standards set forth in Clause 12.1.10.

12.1.7.3	Seller’s Rights
The Seller will have the right to require the return of any Warranted Part, or any part removed therefrom, which is claimed to be defective if, in the judgment of the Seller, the nature of the claimed defect requires technical investigation. Such return will be subject to the provisions of Clause 12.1.6.2. Furthermore, the Seller will have the right to have a Seller representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective, subject to such presence being practical and not unduly delaying the repair.

12.1.7.4	Inhouse Warranty Claim Substantiation
Claims for Inhouse Warranty credit will be filed within the time period set forth in 12.1.5(ii) and will contain the same information as that required for Warranty Claims under Clause 12.1.6.5 and in addition will include:

(i)	a report of technical findings with respect to the defect,

(ii)	for parts required to remedy the defect:
- part numbers,
serial numbers (if applicable),
- parts description,
- quantity of parts,
- unit price of parts,
- related Seller’s or third party’s invoices (if applicable),
- total price of parts,

(iii)	detailed number of labor hours,

(iv)	Inhouse Warranty Labor Rate,

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(v)	total claim value.

12.1.7.5	[]
The Buyer’s sole remedy and the Seller’s sole obligation and liability with respect to Inhouse Warranty Claims will be [*], determined as set forth below:
[*]The Inhouse Warranty Labor Rate is [*], defined in the Seller’s Price Revision Formula set forth in Exhibit C to the Agreement.

12.1.7.6	[*] Limitation
The Buyer will in [*]

12.1.7.7	Scrapped Material
The Buyer will retain any defective Warranted Part beyond economic repair and any defective part removed from a Warranted Part during repair for a period of either [*] of the Seller’s request to that effect.
Notwithstanding the foregoing, the Buyer may scrap any such defective parts, which are beyond economic repair and not required for technical evaluation locally, with the agreement of the Seller Representative(s).
Scrapped Warranted Parts will be evidenced by a record of scrapped material certified by an authorized representative of the Buyer and will be kept in the Buyer’s file for a least the duration of the applicable Warranty Period.

12.1.8	Standard Warranty in case of Pooling or Leasing Arrangements
Without prejudice to Clause 21.1, the warranties provided for in this Clause 12.1 for any Warranted Part will accrue to the benefit of any airline in revenue service, other than the Buyer, if the Warranted Part enters into the possession of any such airline as a result of a pooling or leasing agreement between such airline and the Buyer, in accordance with the terms and subject to the limitations and exclusions of the foregoing warranties and to the extent permitted by any applicable law or regulations.

12.1.9	Warranty for Corrected, Replaced or Repaired Warranted Parts
Whenever any Warranted Part, which contains a defect for which the Seller is liable under Clause 12.1, has been corrected, replaced or repaired pursuant to the terms of this Clause 12.1, []
If a defect is attributable to a defective repair or replacement by the Buyer, a Warranty Claim with respect to such defect will be rejected, notwithstanding any subsequent correction or repair, and will immediately terminate the remaining warranties under this Clause 12.1 in respect of the affected Warranted Part.

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12.1.10	Accepted Industry Standard Practices Normal Wear and Tear
The Buyer’s rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired and operated in accordance with accepted industry standard practices, all Technical Data and any other instructions issued by the Seller, the Suppliers and the Propulsion System Manufacturer and all applicable rules, regulations and directives of the relevant Aviation Authorities.
The Seller’s liability under this Clause 12.1 will not extend to normal wear and tear nor to:

(i)	any Aircraft or component, equipment, accessory or part thereof, which has been repaired, altered or modified after Delivery, except by the Seller or in a manner approved by the Seller;

(ii)	any Aircraft or component, equipment, accessory or part thereof, which has been operated in a damaged state; or

(iii)	any component, equipment, accessory and part from which the trademark, name, part or serial number or other identification marks have been removed.

12.1.11	DISCLAIMER OF SELLER LIABILITY
THE SELLER WILL NOT BE LIABLE FOR, AND THE BUYER WILL INDEMNIFY THE SELLER AGAINST, THE CLAIMS OF ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT, NONCONFORMANCE OR PROBLEM OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY REPAIR OF WARRANTED PARTS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12, WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER OR THE SELLER.

12.2	Seller Service Life Policy
In addition to the warranties set forth in Clause 12.1, the Seller further agrees that should a Failure occur in any Item (as these terms are defined herein below) that has not suffered from an extrinsic force, then, subject to the general conditions and limitations set forth in Clause 12.2.4, the provisions of this Clause 12.2 will apply.
For the purposes of this Clause 12.2:

(i)	“Item” means any item listed in Exhibit F;

(ii)	“Failure” means a breakage or defect that can reasonably be expected to occur on a fleetwide basis and which materially impairs the utility of the Item.

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12.2.1	Periods and Seller’s Undertakings
Subject to the general conditions and limitations set forth in Clause 12.2.4, the Seller agrees that if a Failure occurs in an Item before the Aircraft in which such Item was originally installed has completed thirty thousand (30,000) flying hours or twenty thousand (20,000) flight cycles or within twelve (12) years after the Delivery of said Aircraft, whichever will first occur, the Seller will, at its discretion and as promptly as practicable and with the Seller’s financial participation as hereinafter provided, either:

(a)
design and furnish to the Buyer a correction for such Item with a Failure and provide any parts required for such correction (including Seller designed standard parts but excluding industry standard parts), or

(b)	replace such Item.

12.2.2	Seller’s Participation in the Costs
Subject to the general conditions and limitations set forth in Clause 12.2.4, any part or Item that the Seller is required to furnish to the Buyer under this Service Life Policy in connection with the correction or replacement of an Item will be furnished to the Buyer [] therefor, [*] determined in accordance with the following formula:
[*]

12.2.3	General Conditions and Limitations

12.2.3.1	The undertakings set forth in this Clause 12.2 will be valid after the period of the Seller’s warranty applicable to an Item under Clause 12.1.

12.2.3.2	The Buyer’s remedies and the Seller’s obligations and liabilities under this Service Life Policy are subject to the prior compliance by the Buyer with the following conditions:

(i)
the Buyer will maintain log books and other historical records with respect to each Item, adequate to enable the Seller to determine whether the alleged Failure is covered by this Service Life Policy and, if so, to define the portion of the costs to be borne by the Seller in accordance with Clause 12.2.3;

(ii)	the Buyer will keep the Seller informed of any significant incidents relating to an Aircraft, howsoever occurring or recorded;

(iii)	the Buyer will comply with the conditions of Clause 12.1.10;

(iv)
the Buyer will implement specific structural inspection programs for monitoring purposes as may be established from time to time by the Seller. Such programs will be as compatible as possible with the Buyer’s operational requirements and will be carried out at the Buyer’s expense. Reports relating thereto will be regularly furnished to the

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Seller;

(v)
the Buyer will report any breakage or defect in a Item in writing to the Seller [*] after such breakage or defect becomes apparent, whether or not said breakage or defect can reasonably be expected to occur in any other aircraft, and the Buyer will have provided to the Seller sufficient detail on the breakage or defect to enable the Seller, acting reasonably, to determine whether said breakage or defect is subject to this Service Life Policy.

12.2.3.3
Except as otherwise provided for in this Clause 12.2, any claim under this Service Life Policy will be administered as provided for in, and will be subject to the terms and conditions of, Clause 12.1.6.

12.2.3.4
In the event of the Seller having issued a modification applicable to an Aircraft, the purpose of which is to avoid a Failure, the Seller may elect to supply the necessary modification kit [] established by the Seller. If such a kit is so offered to the Buyer, then, to the extent of such Failure and any Failures that could ensue therefrom, the validity of the Seller’s commitment under this Clause 12.2 will be subject to the Buyer incorporating such modification in the relevant Aircraft, as promulgated by the Seller and in accordance with the Seller’s instructions, within a reasonable time.

12.2.3.5
THIS SERVICE LIFE POLICY IS NEITHER A WARRANTY, PERFORMANCE GUARANTEE, NOR AN AGREEMENT TO MODIFY ANY AIRCRAFT OR AIRFRAME COMPONENTS TO CONFORM TO NEW DEVELOPMENTS OCCURRING IN THE STATE OF AIRFRAME DESIGN AND MANUFACTURING ART. THE SELLER’S OBLIGATION UNDER THIS CLAUSE 12.2 IS TO MAKE ONLY THOSE CORRECTIONS TO THE ITEMS OR FURNISH REPLACEMENTS THEREFOR AS PROVIDED FOR IN THIS CLAUSE 12.2. THE BUYER’S SOLE REMEDY AND RELIEF FOR THE NON-PERFORMANCE OF ANY OBLIGATION OR LIABILITY OF THE SELLER ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY WILL BE IN A CREDIT FOR GOODS AND SERVICES (NOT INCLUDING AIRCRAFT), LIMITED TO THE AMOUNT THE BUYER REASONABLY EXPENDS IN PROCURING A CORRECTION OR REPLACEMENT FOR ANY ITEM THAT IS THE SUBJECT OF A FAILURE COVERED BY THIS SERVICE LIFE POLICY AND TO WHICH SUCH NON-PERFORMANCE IS RELATED, LESS THE AMOUNT THAT THE BUYER OTHERWISE WOULD HAVE BEEN REQUIRED TO PAY UNDER THIS CLAUSE 12.2 IN RESPECT OF SUCH CORRECTED OR REPLACEMENT ITEM. WITHOUT LIMITING THE EXCLUSIVITY OF WARRANTIES AND GENERAL LIMITATIONS OF LIABILITY PROVISIONS SET FORTH IN CLAUSE 12.5, THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL CLAIMS TO ANY FURTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES, ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY.

12.3	Supplier Warranties and Service Life Policies
Prior to or at Delivery of the first Aircraft, the Seller will provide the Buyer, in accordance with the provisions of Clause 17, with the warranties and, where applicable, service life policies that

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the Seller has obtained for Supplier Parts pursuant to the Supplier Product Support Agreements.

12.3.1	Definitions

12.3.1.1	“Supplier” means any supplier of Supplier Parts.

12.3.1.2
“Supplier Part” means any component, equipment, accessory or part installed in an Aircraft at the time of Delivery thereof and for which there exists a Supplier Product Support Agreement. For the sake of clarity, Propulsion System and Buyer Furnished Equipment and other equipment selected by the Buyer to be supplied by suppliers with whom the Seller has no existing enforceable warranty agreements are not Supplier Parts.

12.3.1.3
“Supplier Product Support Agreements” means agreements between the Seller and Suppliers, as described in Clause 17.1.2, containing enforceable and transferable warranties and, in the case of landing gear suppliers, service life policies for selected structural landing gear elements.

12.3.2	Supplier’s Default

12.3.2.1
In the event of any Supplier, under any standard warranty obtained by the Seller pursuant to Clause 12.3.1, [] (ii) the Buyer submitting in reasonable time to the Seller reasonable evidence that such default has occurred, then Clause 12.1 will apply to the extent (a) the same would have been applicable had such Supplier Part been a Warranted Part, and (b) the Seller can reasonably perform said Supplier’s obligations, except that the Supplier’s warranty period as indicated in the Supplier Product Support Agreement will apply.

12.3.2.2
In the event of any Supplier, under any Supplier Service Life Policy obtained by the Seller pursuant to Clause 12.3.1, [] and (ii) the Buyer submitting in reasonable time to the Seller reasonable evidence that such default has occurred, then Clause 12.2 will apply to the extent (a) the same would have been applicable had such Supplier Item been listed in Exhibit F, Seller Service Life Policy, and (b) the Seller can reasonably perform said Supplier’s obligations, except that the Supplier’s Service Life Policy period as indicated in the Supplier Product Support Agreement will apply.

12.3.2.3
At the Seller’s request, the Buyer will assign to the Seller, and the Seller will be subrogated to, all of the Buyer’s rights against the relevant Supplier with respect to and arising by reason of such default and will provide reasonable assistance to enable the Seller to enforce the rights so assigned.

12.4	Interface Commitment

12.4.1	Interface Problem
If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the Aircraft (“Interface Problem”), the Seller

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will, if so requested by the Buyer, and without additional charge to the Buyer except for transportation of the Seller’s or its designee’s personnel to the Buyer’s facilities, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer will furnish to the Seller all data and information in the Buyer’s possession relevant to the Interface Problem and will cooperate with the Seller in the conduct of the Seller’s investigations and such tests as may be required.
At the conclusion of such investigation, the Seller will promptly advise the Buyer in writing of the Seller’s opinion as to the cause or causes of the Interface Problem and the Seller’s recommendations as to corrective action.

12.4.2	Seller’s Responsibility
If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller will, if so requested by the Buyer and pursuant to the terms and conditions of Clause 12.1, correct the design of such Warranted Part to the extent of the Seller’s obligation as defined in Clause 12.1.

12.4.3	Supplier’s Responsibility
If the Seller determines that the Interface Problem is primarily attributable to the design of any Supplier Part, the Seller will, if so requested by the Buyer, reasonably assist the Buyer in processing any warranty claim the Buyer may have against the Supplier.

12.4.4	Joint Responsibility
If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller will, if so requested by the Buyer, seek a solution to the Interface Problem through cooperative efforts of the Seller and any Supplier involved.
The Seller will promptly advise the Buyer of such corrective action as may be proposed by the Seller and any such Supplier. Such proposal will be consistent with any then existing obligations of the Seller hereunder and of any such Supplier towards the Buyer. Such corrective action, unless reasonably rejected by the Buyer, will constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

12.4.5	General

12.4.5.1	All requests under this Clause 12.4 will be directed to both the Seller and the affected Supplier.

12.4.5.2	Except as specifically set forth in this Clause 12.4, this Clause will not be deemed to impose on the Seller any obligations not expressly set forth elsewhere in this Agreement.

12.4.5.3	All reports, recommendations, data and other documents furnished by the Seller to the Buyer

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pursuant to this Clause 12.4 will be deemed to be delivered under this Agreement and will be subject to the terms, covenants and conditions set forth in this Clause 12 and in Clause 22.11.

12.5	Exclusivity of Warranties
THIS CLAUSE 12 SETS FORTH THE EXCLUSIVE WARRANTIES, EXCLUSIVE LIABILITIES AND EXCLUSIVE OBLIGATIONS OF THE SELLER, AND THE EXCLUSIVE REMEDIES AVAILABLE TO THE BUYER, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, ARISING FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE SELLER UNDER THIS AGREEMENT.
THE BUYER RECOGNIZES THAT THE RIGHTS, WARRANTIES AND REMEDIES IN THIS CLAUSE 12 ARE ADEQUATE AND SUFFICIENT TO PROTECT THE BUYER FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN THE GOODS AND SERVICES SUPPLIED UNDER THIS AGREEMENT. THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS, GUARANTEES AND LIABILITIES OF THE SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, WHETHER EXPRESS OR IMPLIED BY CONTRACT, TORT, OR STATUTORY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR DEFECT OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE SELLER UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

(I)	ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR ANY GENERAL OR PARTICULAR PURPOSE;

(II)	ANY IMPLIED OR EXPRESS WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(III)	ANY RIGHT, CLAIM OR REMEDY FOR BREACH OF CONTRACT;

(IV)
ANY RIGHT, CLAIM OR REMEDY FOR TORT, UNDER ANY THEORY OF LIABILITY, HOWEVER ALLEGED, INCLUDING, BUT NOT LIMITED TO, ACTIONS AND/OR CLAIMS FOR NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS, WILLFUL DISREGARD, IMPLIED WARRANTY, PRODUCT LIABILITY, STRICT LIABILITY OR FAILURE TO WARN;

(V)	ANY RIGHT, CLAIM OR REMEDY ARISING UNDER THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATE OR FEDERAL STATUTE;

(VI)	ANY RIGHT, CLAIM OR REMEDY ARISING UNDER ANY REGULATIONS OR STANDARDS IMPOSED BY ANY INTERNATIONAL, NATIONAL, STATE OR LOCAL STATUTE OR AGENCY;

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(VII)	ANY RIGHT, CLAIM OR REMEDY TO RECOVER OR BE COMPENSATED FOR:

(A)	LOSS OF USE OR REPLACEMENT OF ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

(B)	LOSS OF, OR DAMAGE OF ANY KIND TO, ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

(C)	LOSS OF PROFITS AND/OR REVENUES;

(D)	ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.
THE WARRANTIES AND SERVICE LIFE POLICY PROVIDED BY THIS AGREEMENT WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY THE SELLER AND THE BUYER. IN THE EVENT THAT ANY PROVISION OF THIS CLAUSE 12 SHOULD FOR ANY REASON BE HELD UNLAWFUL, OR OTHERWISE UNENFORCEABLE, THE REMAINDER OF THIS CLAUSE 12 WILL REMAIN IN FULL FORCE AND EFFECT.
FOR THE PURPOSES OF THIS CLAUSE 12.5, THE “SELLER” SHALL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS, SUBCONTRACTORS, AND AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

12.6	Duplicate Remedies
The remedies provided to the Buyer under Clause 12.1 and Clause 12.2 as to any defect in respect of the Aircraft or any part thereof are mutually exclusive and not cumulative. The Buyer will be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Clause 12 for any particular defect for which remedies are provided under this Clause 12; provided, however, that the Buyer will not be entitled to elect a remedy under both Clause 12.1 and Clause 12.2 for the same defect. The Buyer’s rights and remedies herein for the nonperformance of any obligations or liabilities of the Seller arising under these warranties will be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or nonperformance covered by this Clause 12, and the Buyer will not have any right to require specific performance by the Seller.

12.7	Negotiated Agreement
The Buyer specifically recognizes that:

(i)
the Specification has been agreed upon after careful consideration by the Buyer using its judgment as a professional operator of aircraft used in public transportation and as such is a professional within the same industry as the Seller;

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(ii)	this Agreement, and in particular this Clause 12, has been the subject of discussion and negotiation and is fully understood by the Buyer; and

(iii)
    the price of the Aircraft and the other mutual agreements of the Buyer set forth in this Agreement were arrived at in consideration of, inter alia, the provisions of this Clause 12, specifically including the waiver, release and renunciation by the Buyer set forth in Clause 12.5.

12.8	Disclosure to Third Party Entity
In the event of the Buyer intending to designate a third party entity (a “Third Party Entity”) to administer this Clause 12, the Buyer will notify the Seller of such intention prior to any disclosure of this Clause to the selected Third Party Entity and will cause such Third Party Entity to enter into a confidentiality agreement and or any other relevant documentation with the Seller solely for the purpose of administrating this Clause 12.

12.9	Transferability
Without prejudice to Clause 21.1, the Buyer’s rights under this Clause 12 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent, which will not be unreasonably withheld.
Any transfer in violation of this Clause 12.9 will, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 12 and any and all other warranties that might arise under or be implied in law.

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13 -	PATENT AND COPYRIGHT INDEMNITY

13.1	Indemnity

13.1.1.1
Subject to the provisions of Clause 13.2.3, the Seller will indemnify the Buyer from and against any damages, costs and/or expenses including legal costs (excluding damages, costs, expenses, loss of profits and other liabilities in respect of or resulting from loss of use of the Aircraft) resulting from any infringement or claim of infringement by the Airframe (or any part or software installed therein at Delivery) of:

(i)	any British, French, German, Spanish or U.S. patent;
and

(ii)	any patent issued under the laws of any other country in which the Buyer may lawfully operate the Aircraft, provided that:

(a)
from the time of design of such Airframe, accessory, equipment and/or part and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the Chicago Convention on International Civil Aviation of December 7, 1944, and are each fully entitled to all benefits of Article 27 thereof, or in the alternative,

(b)
from such time of design and until infringement claims are resolved, such country and the flag country of the Aircraft are each a party to the International Convention for the Protection of Industrial Property of March 20, 1883 (“Paris Convention”);

and

(iii)
in respect of computer software installed on the Aircraft, any copyright, provided that the Seller’s obligation to indemnify will be limited to infringements in countries which, at the time of infringement, are members of The Berne Union and recognize computer software as a “work” under the Berne Convention.

13.1.2	Clause 13.1.1 will not apply to

(i)	Buyer Furnished Equipment or Propulsion System; or

(ii)	parts not the subject of a Supplier Product Support Agreement; or

(iii)	software not developed or created by the Seller.

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13.1.3
In the event that the Buyer, due to circumstances contemplated in Clause 13.1.1, is prevented from using the Aircraft (whether by a valid judgment of a court of competent jurisdiction or by a settlement arrived at between claimant, Seller and Buyer), the Seller will at its discretion and expense either:

(i)	procure for the Buyer the right to use the Aircraft to the Buyer; or

(ii)	replace the infringing part of the Aircraft as soon as possible with a non-infringing substitute complying in all other respects with the requirements of this Agreement.

13.2	Administration of Patent and Copyright Indemnity Claims

13.2.1	If the Buyer receives a written claim or a suit is threatened or commenced against the Buyer for infringement of a patent or copyright referred to in Clause 13.1, the Buyer will:

(i)	forthwith notify the Seller giving particulars thereof;

(ii)	furnish to the Seller all data, papers and records within the Buyer’s control or possession relating to such patent or claim;

(iii)
refrain from admitting any liability or making any payment or assuming any expenses, damages, costs or royalties or otherwise acting in a manner prejudicial to the defense or denial of such suit or claim provided always that nothing in this sub-Clause (iii) will prevent the Buyer from paying such sums as may be required in order to obtain the release of the Aircraft, provided such payment is accompanied by a denial of liability and is made without prejudice;

(iv)	fully co-operate with, and render all such assistance to, the Seller as may be pertinent to the defense or denial of the suit or claim;

(v)	act in such a way as to mitigate damages, costs and expenses and / or reduce the amount of royalties which may be payable.

13.2.2
The Seller will be entitled either in its own name or on behalf of the Buyer to conduct negotiations with the party or parties alleging infringement and may assume and conduct the defense or settlement of any suit or claim in the manner which, in the Seller’s opinion, it deems proper.

13.2.3
The Seller’s liability hereunder will be conditional upon the strict and timely compliance by the Buyer with the terms of this Clause and is in lieu of any other liability to the Buyer express or implied which the Seller might incur at law as a result of any infringement or claim of infringement of any patent or copyright.

THE INDEMNITY PROVIDED IN THIS CLAUSE 13 AND THE OBLIGATIONS AND LIABILITIES OF THE SELLER UNDER THIS CLAUSE 13 ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND

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RENOUNCES ALL OTHER INDEMNITIES, WARRANTIES, OBLIGATIONS, GUARANTEES AND LIABILITIES ON THE PART OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY ARISING FROM OR WITH RESPECT TO LOSS OF USE OR REVENUE OR CONSEQUENTIAL DAMAGES), WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT INFRINGEMENT OR THE LIKE BY ANY AIRFRAME, PART OR SOFTWARE INSTALLED THEREIN AT DELIVERY, OR THE USE OR SALE THEREOF, PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS CLAUSE WILL REMAIN IN FULL FORCE AND EFFECT. THIS INDEMNITY AGAINST PATENT AND COPYRIGHT INFRINGEMENTS WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY THE SELLER AND THE BUYER.

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14 -	TECHNICAL DATA AND SOFTWARE SERVICES

14.1	Scope
This Clause 14 covers the terms and conditions for the supply of technical data (hereinafter “Technical Data”) and software services described hereunder (hereinafter “Software Services”) to support the Aircraft operation.

14.1.1	The Technical Data will be supplied in the English language using the aeronautical terminology in common use.

14.1.2	Range, form, type, format, quantity and delivery schedule of the Technical Data to be provided under this Agreement are outlined in Exhibit G hereto.

14.2	Aircraft Identification for Technical Data

14.2.1
For those Technical Data that are customized to the Buyer’s Aircraft, the Buyer agrees to the allocation of fleet serial numbers (“Fleet Serial Numbers”) in the form of block of numbers selected in the range from 001 to 999.

14.2.2	The sequence will not be interrupted unless two (2) different Propulsion Systems or two (2) different models of Aircraft are selected.

14.2.3
The Buyer will indicate to the Seller the Fleet Serial Number allocated to each Aircraft corresponding to the delivery schedule set forth in Clause 9.1 [] before the Scheduled Delivery Month of the first Aircraft. Neither the designation of such Fleet Serial Numbers nor the subsequent allocation of the Fleet Serial Numbers to Manufacturer Serial Numbers for the purpose of producing certain customized Technical Data will constitute any property, insurable or other interest of the Buyer in any Aircraft prior to the Delivery of such Aircraft as provided for in this Agreement.

The customized Technical Data that are affected thereby are the following:

(i)	Aircraft Maintenance Manual,

(ii)	Illustrated Parts Catalogue,

(iii)	Trouble Shooting Manual,

(iv)	Aircraft Wiring Manual,

(v)	Aircraft Schematics Manual,

(vi)	Aircraft Wiring Lists.

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14.3	Integration of Equipment Data

14.3.1	Supplier Equipment
Information, including revisions, relating to Supplier equipment that is installed on the Aircraft at Delivery, or through Airbus Service Bulletins thereafter, will be introduced into the customized Technical Data to the extent necessary for understanding of the affected systems, at no additional charge to the Buyer.

14.3.2	Buyer Furnished Equipment

14.3.2.1
The Seller will introduce Buyer Furnished Equipment data for Buyer Furnished Equipment that is installed on the Aircraft by the Seller (hereinafter “BFE Data”) into the customized Technical Data, [] to the Buyer for the initial issue of the Technical Data provided at or before Delivery of the first Aircraft, provided such BFE Data is provided in accordance with the conditions set forth in Clauses 14.3.2.2 through 14.3.2.6.

14.3.2.2	The Buyer will supply the BFE Data to the Seller at [*] prior to the Scheduled Delivery Month of the first Aircraft.

14.3.2.3
The Buyer will supply the BFE Data to the Seller in English and will be established in compliance with the then applicable revision of ATA iSpecification 2200 (iSpec 2200), Information Standards for Aviation Maintenance.

14.3.2.4
The Buyer and the Seller will agree on the requirements for the provision to the Seller of BFE Data for “on-aircraft maintenance”, such as but not limited to timeframe, media and format in which the BFE Data will be supplied to the Seller, in order to manage the BFE Data integration process in an efficient, expeditious and economic manner.

14.3.2.5	The BFE Data will be delivered in digital format (SGML) and/or in Portable Document Format (PDF), as agreed between the Buyer and the Seller.
[*]

14.4	Supply

14.4.1	Technical Data will be supplied on-line and/or off-line, as set forth in Exhibit G hereto.

14.4.2	The Buyer will not receive any credit or compensation for any unused or only partially used Technical Data supplied pursuant to this Clause 14.

14.4.3	Delivery

14.4.3.1	For Technical Data provided off-line, such Technical Data and corresponding revisions will be sent to up to two (2) addresses as indicated by the Buyer.

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14.4.3.2	Technical Data provided off-line will be delivered by the Seller at the Buyer’s named place of destination under DDU conditions.

14.4.3.3
The Technical Data will be delivered according to a mutually agreed schedule to correspond with the Deliveries of Aircraft. The Buyer will provide [] notice when requesting a change to such delivery schedule.

14.4.3.4
It will be the responsibility of the Buyer to coordinate and satisfy local Aviation Authorities’ requirements with respect to Technical Data. Reasonable quantities of such Technical Data will be supplied by the Seller at no charge to the Buyer at the Buyer’s named place of destination.

Notwithstanding the foregoing, and in agreement with the relevant Aviation Authorities, preference will be given to the on-line access to such Buyer’s Technical Data through AirbusWorld.

14.5	Revision Service
For each firmly ordered Aircraft covered under this Agreement, revision service for the Technical Data will be provided on a [*] (each a “Revision Service Period”).
Thereafter revision service will be provided in accordance with the terms and conditions set forth in the Seller’s then current Customer Services Catalog.

14.6	Service Bulletins (SB) Incorporation
During Revision Service Period and upon the Buyer’s request, which will be made [*] of the applicable Service Bulletin, Seller Service Bulletin information will be incorporated into the Technical Data, provided that the Buyer notifies the Seller through the relevant AirbusWorld on-line Service Bulletin Reporting application that it intends to accomplish such Service Bulletin. The split effectivity for the corresponding Service Bulletin will remain in the Technical Data until notification from the Buyer that embodiment has been completed on all of the Buyer’s Aircraft. The foregoing is applicable for Technical Data relating to maintenance only. For operational Technical Data either the pre or post Service Bulletin status will be shown.

14.7	Technical Data Familiarization
Upon request by the Buyer, the Seller will provide up to [*] of Technical Data familiarization training at the Seller’s or the Buyer’s facilities. The basic familiarization course is tailored for maintenance and engineering personnel.

14.8	Customer Originated Changes (COC)
If the Buyer wishes to introduce Buyer originated data (hereinafter “COC Data”) into any of the customized Technical Data that are identified as eligible for such incorporation in the Seller’s then current Customer Services Catalog, the Buyer will notify the Seller of such intention.

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The incorporation of any COC Data will be performed under the methods and tools for achieving such introduction and the conditions specified in the Seller’s then current Customer Services Catalog.

14.9	AirN@v Family products

14.9.1	The Technical Data listed herebelow are provided on DVD and include integrated software (hereinafter together referred to as “AirN@v Family”).

14.9.2	The AirN@v Family covers several Technical Data domains, reflected by the following AirN@v Family products:

(i)	AirN@v / Maintenance,

(ii)	AirN@v / Planning,

(iii)	AirN@v / Repair,

(iv)	AirN@v / Workshop,

(v)	AirN@v / Associated Data,

(vi)	AirN@v / Engineering.

14.9.3	Further details on the Technical Data included in such products are set forth in Exhibit G.

14.9.4
The licensing conditions for the use of AirN@v Family integrated software will be set forth in a separate agreement to be executed by the parties [], the “End-User License Agreement for Airbus Software”.

14.9.5	The revision service and the license to use AirN@v Family products will be [*] Revision Service Period. At the end of such Revision Service Period, [*].

14.10	On-Line Technical Data

14.10.1
The Technical Data defined in Exhibit G as being provided on-line will be made available to the Buyer through the Airbus customer portal AirbusWorld (“AirbusWorld”) as set forth in a separate agreement to be executed by the parties the [*]

14.10.2	Access to Technical Data through AirbusWorld will be [*] Revision Service Period.

14.10.3
Access to AirbusWorld will be subject to the General Terms and Conditions of Access to and Use of AirbusWorld (hereinafter the “GTC”), as set forth in a separate agreement to be executed by the parties the [*].

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14.10.4
The list of the Technical Data provided on-line may be extended from time to time. For any Technical Data which is or becomes available on-line, the Seller reserves the right to eliminate other formats for the concerned Technical Data.

14.10.5	Access to AirbusWorld will be []

14.10.6
For the sake of clarification, Technical Data accessed through AirbusWorld - which access will be covered by the terms and conditions set forth in the GTC – will remain subject to the conditions of this Clause 14.

In addition, should AirbusWorld provide access to Technical Data in software format, the use of such software will be subject to the conditions of the End-User License Agreement for Airbus Software.

14.11	Waiver, Release and Renunciation
The Seller warrants that the Technical Data are prepared in accordance with the state of the art at the date of their development. Should any Technical Data prepared by the Seller contain a non-conformity or defect, the sole and exclusive liability of the Seller will be to take all reasonable and proper steps to correct such Technical Data. Irrespective of any other provisions herein, no warranties of any kind will be given for the Customer Originated Changes, as set forth in Clause 14.8.
THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER (AS DEFINED BELOW FOR THE PURPOSES OF THIS CLAUSE) [AND REMEDIES OF THE BUYER SET FORTH IN THIS CLAUSE 14] ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, EXPRESS OR IMPLIED, ARISING BY LAW, CONTRACT OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT OF ANY KIND, IN ANY TECHNICAL DATA OR SERVICES DELIVERED UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

(I)	ANY WARRANTY AGAINST HIDDEN DEFECTS;

(II)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(III)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OR TRADE;

(IV)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, WHETHER IN CONTRACT OR IN TORT, WHETHER OR NOT ARISING FROM THE SELLER’S NEGLIGENCE, ACTUAL OR IMPUTED; AND

(V)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM, OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY,

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PART, SOFTWARE, DATA OR SERVICES DELIVERED UNDER THIS AGREEMENT, FOR LOSS OF USE, REVENUE OR PROFIT, OR FOR ANY OTHER [DIRECT,] INCIDENTAL OR CONSEQUENTIAL DAMAGES;
PROVIDED THAT, IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE, THE REMAINDER OF THIS AGREEMENT WILL REMAIN IN FULL FORCE AND EFFECT.
FOR THE PURPOSES OF THIS CLAUSE 14, THE “SELLER” WILL BE UNDERSTOOD TO INCLUDE THE SELLER, ANY OF ITS SUPPLIERS AND SUBCONTRACTORS, ITS AFFILIATES AND ANY OF THEIR RESPECTIVE INSURERS.

14.12	Proprietary Rights

14.12.1	All proprietary rights relating to Technical Data, including but not limited to patent, design and copyrights, will remain with the Seller and/or its Affiliates, as the case may be.
These proprietary rights will also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

14.12.2
Whenever this Agreement and/or any Technical Data provides for manufacturing by the Buyer, the consent given by the Seller will not be construed as any express or implicit endorsement or approval whatsoever of the Buyer or of the manufactured products. The supply of the Technical Data will not be construed as any further right for the Buyer to design or manufacture any Aircraft or part thereof, including any spare part.

14.13	Performance Engineer’s Program

14.13.1
In addition to the Technical Data provided under Clause 14, the Seller will provide to the Buyer Software Services, which will consist of the Performance Engineer’s Programs (“PEP”) for the Aircraft type covered under this Agreement. Such PEP is composed of software components and databases, and its use is subject to the license conditions set forth in the End-User License Agreement for Airbus Software.

14.13.2
Use of the PEP will be limited to one (1) copy to be used on the Buyer’s computers for the purpose of computing performance engineering data. The PEP is intended for use on ground only and will not be placed or installed on board the Aircraft.

14.13.3	The license to use the PEP and the revision service will be [] Revision Service Period as set forth in Clause 14.5.

14.13.4	At the end of such PEP Revision Service Period, the PEP will be provided to the Buyer at the standard commercial conditions set forth in the Seller’s then current Customer Services Catalog.

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14.14	Future Developments
The Seller continuously monitors technological developments and applies them to Technical Data, document and information systems’ functionalities, production and methods of transmission.
The Seller will implement and the Buyer will accept such new developments, it being understood that the Buyer will be informed in due time by the Seller of such new developments and their application and of the date by which the same will be implemented by the Seller.

14.15	Confidentiality

14.15.1
This Clause, the Technical Data, the Software Services and their content are designated as confidential. All such Technical Data and Software Services are provided to the Buyer for the sole use of the Buyer who undertakes not to disclose the contents thereof to any third party without the prior written consent of the Seller, except as permitted therein or pursuant to any government or legal requirement imposed upon the Buyer.

14.15.2
If the Seller authorizes the disclosure of this Clause or of any Technical Data or Software Services to third parties either under this Agreement or by an express prior written authorization or, specifically, where the Buyer intends to designate a maintenance and repair organization or a third party to perform the maintenance of the Aircraft or to perform data processing on its behalf (each a “Third Party”), the Buyer will notify the Seller of such intention prior to any disclosure of this Clause and/or the Technical Data and/or the Software Services to such Third Party.

The Buyer hereby undertakes to cause such Third Party to agree to be bound by the conditions and restrictions set forth in this Clause 14 with respect to the disclosed Clause, Technical Data or Software Services and will in particular cause such Third Party to enter into a confidentiality agreement with the Seller and appropriate licensing conditions, and to commit to use the Technical Data solely for the purpose of maintaining the Buyer’s Aircraft and the Software Services exclusively for processing the Buyer’s data.

14.16	Transferability
Without prejudice to Clause 21.1, the Buyer’s rights under this Clause 14 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent.
Any transfer in violation of this Clause 14.16 will, as to the particular Aircraft involved, void the rights and warranties of the Buyer under this Clause 14 and any and all other warranties that might arise under or be implied in law.

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15 -	SELLER REPRESENTATIVE SERVICES
The Seller will [] to the Buyer the services described in this Clause 15, at the Buyer’s main base or at other locations to be mutually agreed.

15.1	Customer Support Representative(s)

15.1.1
The Seller will [*] to the Buyer the services of Seller customer support representative(s), as defined in Appendix A to this Clause 15 (each a “Seller Representative”), at the Buyer’s main base or such other locations as the parties may agree.

15.1.2
In providing the services as described herein, any Seller Representatives, or any Seller employee(s) providing services to the Buyer hereunder, are deemed to be acting in an advisory capacity only and at no time will they be deemed to be acting as Buyer’s employees, contractors or agents, either directly or indirectly.

15.1.3
The Seller will provide to the Buyer an annual written accounting of the consumed man-months and any remaining man-month balance from the [*] defined in Appendix A to this Clause 15. Such accounting will be deemed final and accepted by the Buyer unless the Seller receives written objection from the Buyer [*] of receipt of such accounting.

15.1.4	In the event of a need for Aircraft On Ground (“AOG”) technical assistance after the end of the assignment referred to in Appendix A to this Clause 15, the Buyer will have non-exclusive access to:

(i)	AIRTAC (Airbus Technical AOG Center);

(ii)	The Seller Representative network closest to the Buyer’s main base. A list of contacts of the Seller Representatives closest to the Buyer’s main base will be provided to the Buyer.
As a matter of reciprocity, the Buyer agrees that Seller Representative(s) may provide services to other airlines during any assignment with the Buyer.

15.1.5
Should the Buyer request Seller Representative services [*] specified in Appendix A to this Clause 15, the Seller may provide such additional services subject to terms and conditions to be mutually agreed.

15.1.6	The Seller will cause similar services to be provided by representatives of the Propulsion System Manufacturer and Suppliers, when necessary and applicable.

15.2	Buyer’s Support

15.2.1	From the date of arrival of the first Seller Representative and for the duration of the assignment, the Buyer will [*] a suitable, lockable office, conveniently located with respect

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to the Buyer’s principal maintenance facilities for the Aircraft, with complete office furniture and equipment including telephone, internet, email and facsimile connections for the sole use of the Seller Representative(s). All related communication costs will be []

15.2.2	[*]

15.2.3	[*]

15.2.4
Should the Buyer request any Seller Representative referred to in Clause 15.1 above to travel on business to a city other than his usual place of assignment, the Buyer will be responsible for all related transportation costs and expenses.

15.2.5
Absence of an assigned Seller Representative during normal statutory vacation periods will be covered by other seller representatives on the same conditions as those described in Clause 15.1.4, and such services will be counted against the total [*] provided in Appendix A to this Clause 15.

15.2.6
The Buyer will assist the Seller in obtaining from the civil authorities of the Buyer’s country those documents that are necessary to permit the Seller Representative to live and work in the Buyer’s country.

15.2.7	The Buyer will [*]

15.3	Withdrawal of the Seller Representative
The Seller will have the right to withdraw its assigned Seller Representatives as it sees fit if conditions arise, which are in the Seller’s reasonable opinion dangerous to their safety or health or prevent them from fulfilling their contractual tasks.

15.4	Indemnities
INDEMNIFICATION PROVISIONS APPLICABLE TO THIS CLAUSE 15 ARE SET FORTH IN CLAUSE 19.

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APPENDIX A TO CLAUSE 15
SELLER REPRESENTATIVE ALLOCATION
The Seller Representative [] provided to the Buyer pursuant to Clause 15.1 is defined hereunder.
[*]

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16 -	TRAINING SUPPORT AND SERVICES

16.1	General

16.1.1	This Clause 16 sets forth the terms and conditions for the supply of training support and services for the Buyer’s personnel to support the Aircraft operation.

16.1.2	The range, quantity and validity of training to be [] under this Agreement are covered in Appendix A to this Clause 16.

16.1.3
Scheduling of training courses covered in Appendix A to this Clause 16 will be mutually agreed during a training conference (the “Training Conference”) that will be held [*] prior to Delivery of the first Aircraft.

16.2	Training Location

16.2.1	The Seller will provide training at its training center in [*] “Seller’s Training Center” and collectively the “Seller’s Training Centers”).

16.2.2
If the unavailability of facilities or scheduling difficulties make training by the Seller at any Seller’s Training Center impractical, the Seller will ensure that the Buyer is provided with such training at another location designated by the Seller.

16.2.2.1
Upon the Buyer’s request, the Seller may also provide certain training at a location other than the Seller’s Training Centers, including one of the Buyer’s bases, if and when practicable for the Seller, under terms and conditions to be mutually agreed upon. In such event, all additional charges listed in Clauses 16.5.2 and 16.5.3 will be [*].

16.2.2.2
If the Buyer requests training at a location as indicated in Clause 16.2.2.1 and requires such training to be an Airbus approved course, the Buyer undertakes that the training facilities will be approved prior to the performance of such training. The Buyer will, as necessary and with adequate time prior to the performance of such training, provide access to the training facilities set forth in Clause 16.2.2.1 to the Seller’s and the competent Aviation Authority’s representatives for approval of such facilities.

16.3	Training Courses

16.3.1
Training courses will be as described in the Seller’s customer services catalog (the “Seller’s Customer Services Catalog”). The Seller’s Customer Services Catalog also sets forth the minimum and maximum number of trainees per course.

All training requests or training course changes made outside of the scope of the Training Conference will be submitted by the Buyer with a [*] prior notice.

16.3.2	The following terms and conditions will apply to training performed by the Seller:

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(i)
Training courses will be the Seller’s standard courses as described in the Seller’s Customer Services Catalog valid at the time of execution of the course. The Seller will be responsible for all training course syllabi, training aids and training equipment necessary for the organization of the training courses. For the avoidance of doubt, such training equipment does not include provision of aircraft for the purpose of performing training.

(ii)
The training equipment and the training curricula used for the training of flight, cabin and maintenance personnel will not be fully customized but will be configured in order to obtain the relevant Aviation Authority’s approval and to support the Seller’s training programs.

(iii)
Training data and documentation for trainees receiving the training at the Seller’s Training Centers will be []. Training data and documentation will be marked “FOR TRAINING ONLY” and as such are supplied for the sole and express purpose of training; training data and documentation will not be revised.

16.3.3
When the Seller’s training courses are provided by the Seller’s instructors (individually an “Instructor” and collectively “Instructors”) the Seller will deliver a Certificate of Recognition or a Certificate of Course Completion (each a “Certificate”) or an attestation (an “Attestation”), as applicable, at the end of any such training course. Any such Certificate or Attestation will not represent authority or qualification by any Aviation Authority but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

In the event of training courses being provided by a training provider selected by the Seller as set forth in Clause 16.2.2, the Seller will cause such training provider to deliver e a Certificate or Attestation, which will not represent authority or qualification by any Aviation Authority, but may be presented to such Aviation Authority in order to obtain relevant formal qualification.

16.3.3.1
Should the Buyer wish to exchange any of the training courses provided under Appendix A to this Clause 16, the Buyer will place a request for exchange to this effect with the Seller. The Buyer may exchange, subject to the Seller’s confirmation, the [*] under Appendix A to this Clause 16 as follows:

(i)
flight operations training courses as listed under Article 1 of Appendix A to this Clause 16 may be exchanged for any flight operations training courses described in the Seller’s Customer Services Catalog current at the time of the Buyer’s request;

(ii)
maintenance training courses as listed under Article 3 of Appendix A to this Clause 16 may be exchanged for any maintenance training courses described in the Seller’s Customer Services Catalog current at the time of the Buyer’s request;

(iii)
should any one of the [*] thereunder (flight operations or maintenance) have been fully drawn upon, the Buyer will be entitled to exchange for flight operations or maintenance training courses as needed against the remaining allowances.

The exchange value will be based on the Seller’s Training Course Exchange Matrix applicable

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at the time of the request for exchange and which will be provided to the Buyer at such time.
It is understood that the above provisions will apply to the extent that [] under Appendix A to this Clause 16 remain available to the full extent necessary to perform the exchange.
All requests to exchange training courses will be submitted by the Buyer with a [*] prior notice. The requested training will be subject to the Seller’s then existing planning constraints.

16.3.3.2	Should the Buyer use none or only part of the training to be provided pursuant to this Clause 16, no compensation or non-training credit of any nature will be provided.

16.3.3.3
Should the Buyer decide to cancel or reschedule a training course, fully or partially, and irrespective of the location of the training, a minimum advance notification of [*] prior to the relevant training course start date is required.

16.3.3.4
If the notification occurs [*] prior to such training, a [*] of such training will be, as applicable, either deducted from the training allowance defined in Appendix A to this Clause 16 or invoiced at the Seller’s then applicable price.

16.3.3.5	If the notification occurs [*] prior to such training, [*] defined in Appendix A to this Clause 16 or [*].

16.3.3.6	All courses exchanged under Clause 16.3.3.1 will remain subject to the provisions of this Clause 16.3.3.

16.4	Prerequisites and Conditions

16.4.1	Training will be conducted in English and all training aids used during such training will be written in English using common aeronautical terminology.

16.4.2	The Buyer hereby acknowledges that all training courses conducted pursuant to this Clause 16 are “Standard Transition Training Courses” and not “Ab Initio Training Courses”.

16.4.3	Trainees will have the prerequisite knowledge and experience specified for each course in the Seller’s Customer Services Catalog.

16.4.3.1	The Buyer will be responsible for the selection of the trainees and for any liability with respect to the entry knowledge level of the trainees.

16.4.3.2	The Seller reserves the right to verify the trainees’ proficiency and previous professional experience.

16.4.3.3	The Seller will provide to the Buyer during the Training Conference an Airbus Pre-Training Survey for completion by the Buyer for each trainee.
The Buyer will provide the Seller with an attendance list of the trainees for each course, with

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the validated qualification of each trainee, at the time of reservation of the training course and in no event [] before the start of the training course. The Buyer will return concurrently thereto the completed Airbus Pre-Training Survey, detailing the trainees’ associated background. If the Seller determines through the Airbus Pre-Training Survey that a trainee does not match the prerequisites set forth in the Seller’s Customer Services Catalog, following consultation with the Buyer, such trainee will be withdrawn from the program or directed through a relevant entry level training (ELT) program, which will be at the Buyer’s expense.

16.4.3.4
If the Seller determines at any time during the training that a trainee lacks the required level, following consultation with the Buyer, such trainee will be withdrawn from the program or, upon the Buyer’s request, the Seller may be consulted to direct the above mentioned trainee(s), if possible, to any other required additional training, which will be at the Buyer’s expense.

16.4.4	The Seller will in no case warrant or otherwise be held liable for any trainee’s performance as a result of any training provided.

16.5	Logistics

16.5.1	Trainees

16.5.1.1	Living and travel expenses for the Buyer’s trainees will be [*].

16.5.1.2
It will be the responsibility of the Buyer to make all necessary arrangements relative to authorizations, permits and/or visas necessary for the Buyer’s trainees to attend the training courses to be provided hereunder. Rescheduling or cancellation of courses due to the Buyer’s failure to obtain any such authorizations, permits and/or visas will be subject to the provisions of Clauses 16.3.3.3 thru 16.3.3.5.

16.5.2	Training at External Location - Seller’s Instructors

16.5.2.1
In the event of training being provided at the Seller’s request at any location other than the Seller’s Training Centers, as provided for in Clause 16.2.2, the expenses of the Seller’s Instructors will be [*].

16.5.2.2
In the event of training being provided by the Seller’s Instructor(s) at any location other than the Seller’s Training Centers at the Buyer’s request, the Buyer will reimburse the Seller for all the expenses related to the assignment of such Seller Instructors and the performance of their duties as aforesaid.

Such per diem will include, but will not be limited to, lodging, food and local transportation to and from the place of lodging and the training course location.

[]

[*]

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16.5.2.3	[*]

16.5.2.4	[*]

16.5.2.5	Buyer’s Indemnity
Except in case of gross negligence or willful misconduct of the Seller, the Seller will not be held liable to the Buyer for any delay or cancellation in the performance of any training outside of the Seller’s Training Centers associated with any transportation described in this Clause 16.5.2, and the Buyer will indemnify and hold harmless the Seller from any such delay and/or cancellation and any consequences arising therefrom.

16.5.3	Training Material and Equipment Availability - Training at External Location
Training material and equipment necessary for course performance at any location other than the Seller’s Training Centers or the facilities of a training provider selected by the Seller will be provided by the Buyer [*] in accordance with the Seller’s specifications.
Notwithstanding the foregoing, should the Buyer request the performance of a course at another location as per Clause 16.2.2.1, the Seller may, upon the Buyer’s request, provide the training material and equipment necessary for such course’s performance. Such provision will be at the Buyer’s expense.

16.6	Flight Operations Training
The Seller will provide training for the Buyer’s flight operations personnel as further detailed in Appendix A to this Clause 16, including the courses described in this Clause 16.6.

16.6.1	Flight Crew Training Course
The Seller will perform a flight crew training course program for the Buyer’s flight crews, each of which will consist of two (2) crew members, who will be either captain(s) or first officer(s).

16.6.2	Base Flight Training

16.6.2.1
The Buyer will provide at its own cost its delivered Aircraft, or any other aircraft it operates, for any base flight training, which will consist of [*] per pilot, performed in accordance with the related Airbus training course definition (the “Base Flight Training”).

16.6.2.2
Should it be necessary to ferry the Buyer’s delivered Aircraft to the location where the Base Flight Training will take place, the additional flight time required for the ferry flight to and/or from the Base Flight Training field will not be deducted from the Base Flight Training time.

16.6.2.3	If the Base Flight Training is performed outside of the zone where the Seller usually performs such training, the ferry flight to the location where the Base Flight Training will take place

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will be performed by a crew composed of the Seller’s and/or the Buyer’s qualified pilots, in accordance with the relevant Aviation Authority’s regulations related to the place of performance of the Base Flight Training.

16.6.3	Flight Crew Line Initial Operating Experience
In order to assist the Buyer with initial operating experience after Delivery of the first Aircraft, the Seller will provide to the Buyer pilot Instructor(s) as set forth in Appendix A to this Clause 16.
Should the Buyer request, subject to the Seller’s consent, such Seller pilot Instructors to perform any other flight support during the flight crew line initial operating period, such as but not limited to line assistance, demonstration flight(s), ferry flight(s) or any flight(s) required by the Buyer during the period of entry into service of the Aircraft, it is understood that such flight(s) will be [] set forth in Appendix A to this Clause 16.
It is hereby understood by the Parties that the Seller’s pilot Instructors will only perform the above flight support services to the extent they bear the relevant qualifications to do so.

16.6.4	Type Specific Cabin Crew Training Course
The Seller will provide type specific training for cabin crews at one of the locations defined in Clause 16.2.1.
If the Buyer’s Aircraft is to incorporate special features, the type specific cabin crew training course will be performed [*] before the scheduled Delivery Date of the Buyer’s first Aircraft.

16.6.5	Training on Aircraft
During any and all flights performed in accordance with this Clause 16.6, the Buyer will bear full responsibility for the aircraft upon which the flight is performed, including but not limited to any required maintenance, [*] in line with Clause 16.13.
The Buyer will assist the Seller, if necessary, in obtaining the validation of the licenses of the Seller’s pilots performing Base Flight Training or initial operating experience by the Aviation Authority of the place of registration of the Aircraft.

16.7	Performance / Operations Courses
The Seller will provide performance/operations training for the Buyer’s personnel as defined in Appendix A to this Clause 16.
The available courses will be listed in the Seller’s Customer Services Catalog current at the time of the course.

16.8	Maintenance Training

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16.8.1	The Seller will provide maintenance training for the Buyer’s ground personnel as further set forth in Appendix A to this Clause 16.
The available courses will be as listed in the Seller’s Customer Services Catalog current at the time of the course.
The practical training provided in the frame of maintenance training will be performed on the training devices in use in the Seller’s Training Centers.

16.8.2	Practical Training on Aircraft
Notwithstanding Clause 16.8.1 above, upon the Buyer’s request, the Seller may provide Instructors for the performance of practical training on aircraft (“Practical Training”).
Irrespective of the location at which the training takes place, the Buyer will provide at its own cost an aircraft for the performance of the Practical Training.
Should the Buyer require the Seller’s Instructors to provide Practical Training at facilities selected by the Buyer, such training will be subject to prior approval of the facilities by the Seller. All costs related to such Practical Training, including but not limited to the Seller’s approval of the facilities, will be borne by the Buyer.
The provision of a Seller Instructor for the Practical Training will be deducted from the trainee days allowance defined in Appendix A to this Clause 16, subject to the conditions detailed in Paragraph 4.4 thereof.

16.9	Supplier and Propulsion System Manufacturer Training
Upon the Buyer’s request, the Seller will provide to the Buyer the list of the maintenance and overhaul training courses provided by major Suppliers and the applicable Propulsion System Manufacturer on their respective products.

16.10	Proprietary Rights
All proprietary rights, including but not limited to patent, design and copyrights, relating to the Seller’s training data and documentation will remain with the Seller and/or its Affiliates and/or its Suppliers, as the case may be.
These proprietary rights will also apply to any translation into a language or languages or media that may have been performed or caused to be performed by the Buyer.

16.11	Confidentiality
The Seller’s training data and documentation are designated as confidential and as such are provided to the Buyer for the sole use of the Buyer, for training of its own personnel, who undertakes not to disclose the content thereof in whole or in part, to any third party without the

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prior written consent of the Seller, save as permitted herein or otherwise pursuant to any government or legal requirement imposed upon the Buyer.
In the event of the Seller having authorized the disclosure of any training data and documentation to third parties either under this Agreement or by an express prior written authorization, the Buyer will cause such third party to agree to be bound by the same conditions and restrictions as the Buyer with respect to the disclosed training data and documentation and to use such training data and documentation solely for the purpose for which they are provided.

16.12	Transferability
Without prejudice to Clause 21.1, the Buyer’s rights under this Clause 16 may not be assigned, sold, transferred, novated or otherwise alienated by operation of law or otherwise, without the Seller’s prior written consent.

16.13	Indemnities and Insurance
INDEMNIFICATION PROVISIONS AND INSURANCE REQUIREMENTS APPLICABLE TO THIS CLAUSE 16 ARE AS SET FORTH IN CLAUSE 19.
THE BUYER WILL PROVIDE THE SELLER WITH AN ADEQUATE INSURANCE CERTIFICATE PRIOR TO ANY TRAINING ON AIRCRAFT.

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APPENDIX A TO CLAUSE 16
TRAINING ALLOWANCE
For the avoidance of doubt, all quantities indicated below are the total quantities [], unless otherwise specified.
The contractual training courses defined in this Appendix A will be provided [*].
Notwithstanding the above, flight operations training courses [*] Aircraft in this Appendix A will be provided by the Seller within a period starting [*] before and ending six (6) months after Delivery of such Aircraft.
Any deviation to said training delivery schedule will be mutually agreed between the Buyer and the Seller.

1	FLIGHT OPERATIONS TRAINING

1.1	Flight Crew Training (standard transition course)
The Seller will provide flight crew training (standard transition course) [*] of the Buyer’s [*] Aircraft as of the date hereof.

1.2	Flight Crew Line Initial Operating Experience
The Seller will provide to the Buyer pilot Instructor(s) [*]
Unless otherwise agreed during the Training Conference, in order to follow the Aircraft Delivery schedule, the maximum number of pilot Instructors present at any one time will be limited to [*] pilot Instructors.

1.3	Type Specific Cabin Crew Training Course
The Seller will provide to the Buyer [*] type specific training for cabin crews for [*] of the Buyer’s cabin crew instructors, pursers or cabin attendants.

1.4	Airbus Pilot Instructor Course (APIC)
The Seller will provide to the Buyer transition Airbus Pilot Instructor Course(s) (APIC), for flight and synthetic instruction, [*] of the Buyer’s flight instructors. APIC courses will be performed in groups of [*] trainees.

2	PERFORMANCE / OPERATIONS COURSE(S)
The Seller will provide to the Buyer [*] of performance / operations training [*] for the Buyer’s personnel.

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3	MAINTENANCE TRAINING

3.1	The Seller will provide to the Buyer [] of maintenance training [*] for the Buyer’s personnel.

3.2	The Seller will provide to the Buyer [*] Engine Run-up courses.

4	TRAINEE DAYS ACCOUNTING
Trainee days are counted as follows:

4.1
For instruction at the Seller’s Training Centers: [*] of instruction for [*]. The number of trainees originally registered at the beginning of the course will be counted as the number of trainees to have taken the course.

4.2	For instruction outside of the Seller’s Training Centers: [*] of instruction by [*] Seller Instructor [*], except for structure maintenance training course(s).

4.3	For structure maintenance training courses outside the Seller’s Training Center(s), [*] of instruction by [*] Seller Instructor [*] as indicated in the Seller’s Customer Services Catalog.

4.4	For practical training, whether on training devices or on aircraft, [*] of instruction by [*] Seller Instructor [*]

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17 -	EQUIPMENT SUPPLIER PRODUCT SUPPORT

17.1	Equipment Supplier Product Support Agreements

17.1.1
The Seller has obtained enforceable and transferable Supplier Product Support Agreements from Suppliers of Supplier Parts, the benefit of which is hereby accepted by the Buyer. Said Supplier Product Support Agreements become enforceable by Buyer from the date of this Agreement and for as long as Buyer is an operator of Airbus aircraft.

17.1.2
These agreements are based on the World Airlines Suppliers Guide, are made available to the Buyer through the SPSA Application, and include Supplier commitments as contained in the Supplier Product Support Agreements which include the following provisions:

17.1.2.1
Technical data and manuals required to operate, maintain, service and overhaul the Supplier Parts will be prepared in accordance with the applicable provisions of ATA Specification including revision service and be published in the English language. The Seller will recommend that a software user guide, where applicable, be supplied in the form of an appendix to the Component Maintenance Manual. Such data will be provided in compliance with the applicable ATA Specification;

17.1.2.2	Warranties and guarantees, including standard warranties. In addition, landing gear Suppliers will provide service life policies for selected structural landing gear elements;

17.1.2.3	Training to ensure efficient operation, maintenance and overhaul of the Supplier Parts for the Buyer’s instructors, shop and line service personnel;

17.1.2.4	Spares data in compliance with ATA iSpecification 2200, initial provisioning recommendations, spare parts and logistic service including routine and expedite deliveries;

17.1.2.5	Technical service to assist the Buyer with maintenance, overhaul, repair, operation and inspection of Supplier Parts as well as required tooling and spares provisioning.

17.2	Supplier Compliance
The Seller will monitor Suppliers’ compliance with support commitments defined in the Supplier Product Support Agreements and will, if necessary, jointly take remedial action with the Buyer.

17.3
Nothing in this Clause 17 shall be construed to prevent or limit the Buyer from entering into direct negotiations with a Supplier with respect to different or additional terms and conditions applicable to Suppliers Parts selected by the Buyer to be installed on the Aircraft.

17.4	Familiarization Training
Upon the Buyer’s request, the Seller will provide the Buyer with Supplier Product Support Agreements familiarization training at the Seller’s facilities in Blagnac, France. An on-line

* Confidential

training module will be further available through AirbusWorld, access to which will be subject to the GTC.

18 -	BUYER FURNISHED EQUIPMENT

18.1	Administration

18.1.1
In accordance with the Specification, the Seller will install those items of equipment that are identified in the Specification as being furnished by the Buyer (“Buyer Furnished Equipment” or “BFE”), provided that the BFE and the supplier of such BFE (the “BFE Supplier”) are referred to in the Airbus BFE Product Catalog valid at the time the BFE Supplier is selected.

18.1.2
Notwithstanding the foregoing and without prejudice to Clause 2.4, if the Buyer wishes to install BFE manufactured by a supplier who is not referred to in the Airbus BFE Product Catalog, the Buyer will so inform the Seller and the Seller will conduct a feasibility study of the Buyer’s request, in order to consider approving such supplier, provided that such request is compatible with the Seller’s industrial planning and the associated Scheduled Delivery Month for the Buyer’s Aircraft. In addition, it is a prerequisite to such approval that the considered supplier be qualified by the Seller’s Aviation Authorities to produce equipment for installation on civil aircraft. Any approval of a supplier by the Seller under this Clause 18.1.2 will be [] The Buyer will cause any BFE supplier approved under this Clause 18.1.2 (each an “Approved BFE Supplier”) to comply with the conditions set forth in this Clause 18 and specifically Clause 18.2.

Except for the specific purposes of this Clause 18.1.2, the term “BFE Supplier” will be deemed to include Approved BFE Suppliers.

18.1.3
The Seller will advise the Buyer of the dates by which, in the planned release of engineering for the Aircraft, the Seller requires from each BFE Supplier a written detailed engineering definition encompassing a Declaration of Design and Performance (the “BFE Engineering Definition”). The Seller will reasonably provide to the Buyer and/or the BFE Supplier(s), the interface documentation necessary for development of the BFE Engineering Definition.

The BFE Engineering Definition will include the description of the dimensions and weight of BFE, the information related to its certification and the information necessary for the installation and operation thereof, including when applicable 3D models compatible with the Seller’s systems. The Buyer will furnish, or cause the BFE Suppliers to furnish, the BFE Engineering Definition by the dates advised by the Seller pursuant to the preceding paragraph after which the BFE Engineering Definition will not be revised, except through an SCN executed in accordance with Clause 2.

18.1.4
The Seller will also provide in due time to the Buyer a schedule of dates and the shipping addresses for delivery of the BFE and, where requested by the Seller, additional spare BFE to permit installation in the Aircraft in a timely manner. The Buyer will provide, or cause the BFE Suppliers to provide, the BFE by such dates in a serviceable condition. The Buyer will, upon the Seller’s request, provide to the Seller dates and references of all BFE purchase

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orders placed by the Buyer.
The Buyer will also provide, when requested by the Seller, at Airbus Operations S.A.S. in Toulouse, France, and/or at Airbus Operations GmbH, Division Hamburger Flugzeugbau in Hamburg, Germany, adequate field service including support from BFE Suppliers to act in a technical advisory capacity to the Seller in the installation, calibration and possible repair of a BFE.

18.1.5
Without prejudice to the Buyer’s obligations hereunder, in order to facilitate the development of the BFE Engineering Definition, the Seller will organize meetings between the Buyer and BFE Suppliers. The Buyer hereby agrees to participate in such meetings and to provide adequate technical and engineering expertise to reach decisions within a timeframe specified by the Seller.

In addition, prior to Delivery of the Aircraft to the Buyer, the Buyer agrees:

(i)	to monitor the BFE Suppliers and ensure that they will enable the Buyer to fulfil its obligations, including but not limited to those set forth in the Customization Milestone Chart;

(ii)
that, should a timeframe, quality or other type of risk be identified at a given BFE Supplier, the Buyer will allocate resources to such BFE Supplier so as not to jeopardize the industrial schedule of the Aircraft;

(iii)
for major BFE, including, but not being limited to, seats, galleys and IFE (“Major BFE”) to participate on a mandatory basis in the specific meetings that take place between BFE Supplier selection and BFE delivery, namely:

(a)	Preliminary Design Review (“PDR”),

(b)	Critical Design Review (“CDR”);

(iv)
to attend the First Article Inspection (“FAI”) for the first shipset of all Major BFE. Should the Buyer not attend such FAI, the Buyer will delegate the FAI to the BFE Supplier thereof and confirmation thereof will be supplied to the Seller in writing;

(v)
to attend the Source Inspection (“SI”) that takes place at the BFE Supplier’s premises prior to shipping, for each shipset of all Major BFE. Should the Buyer not attend such SI, the Buyer will delegate the SI to the BFE Supplier and confirmation thereof will be supplied to the Seller in writing. Should the Buyer not attend the SI, the Buyer will be deemed to have accepted the conclusions of the BFE Supplier with respect to such SI.

The Seller will be entitled to attend the PDR, the CDR and the FAI. In doing so, the Seller’s employees will be acting in an advisory capacity only and at no time will they be deemed to be acting as Buyer’s employees or agents, either directly or indirectly.

18.1.6	The BFE will be imported into France or into Germany by the Buyer under a suspensive

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customs system (Régime de l’entrepôt douanier ou régime de perfectionnement actif or Zollverschluss) without application of any French or German tax or customs duty, and will be delivered on a DDU basis, to the following shipping addresses:
Airbus Operations S.A.S.
316 Route de Bayonne
31300 Toulouse
France
or
Airbus Operations GmbH
Kreetslag 10
21129 Hamburg
Germany
Or such other location as may be specified by the Seller.

18.2	Applicable Requirements
The Buyer is responsible for ensuring, at its expense, and warrants that the BFE will:

(i)	be manufactured by either a BFE Supplier referred to in the Airbus BFE Product Catalog or an Approved BFE Supplier, and

(ii)	meet the requirements of the applicable Specification of the Aircraft, and

(iii)	be delivered with the relevant certification documentation, including but not limited to the DDP, and

(iv)	comply with the BFE Engineering Definition, and

(v)	comply with applicable requirements incorporated by reference to the Type Certificate and listed in the Type Certificate Data Sheet, and

(vi)
be approved by the Aviation Authority issuing the Export Certificate of Airworthiness and by the Buyer’s Aviation Authority for installation and use on the Aircraft at the time of Delivery of the Aircraft, and

(vii)	not infringe any patent, copyright or other intellectual property right of the Seller or any third party, and

(viii)	not be subject to any legal obligation or other encumbrance that may prevent, hinder or delay the installation of the BFE in the Aircraft and/or the Delivery of the Aircraft.
The Seller will be entitled to refuse any item of BFE that it considers incompatible with the

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Specification, the BFE Engineering Definition or the certification requirements.

18.3	Buyer’s Obligation and Seller’s Remedies

18.3.1	Any delay or failure by the Buyer or the BFE Suppliers in:

(i)	complying with the foregoing warranty or in providing the BFE Engineering Definition or field service mentioned in Clause 18.1.4, or

(ii)	furnishing the BFE in a serviceable condition at the requested delivery date, or

(iii)	obtaining any required approval for such BFE equipment under the above mentioned Aviation Authorities’ regulations, may delay the performance of any act to be performed by the Seller, including Delivery of the Aircraft. The Seller will not be responsible for such delay which will cause the Final Price of the affected Aircraft to be adjusted in accordance with the updated delivery schedule and to include in particular the amount of the Seller’s additional costs attributable to such delay or failure by the Buyer or the BFE Suppliers, such as storage, taxes, insurance and costs of out-of sequence installation.

18.3.2	In addition, in the event of any delay or failure mentioned in 18.3.1 above, the Seller may:

(i)
select, purchase and install equipment similar to the BFE at issue, in which event the Final Price of the affected Aircraft will also be increased by the purchase price of such equipment plus reasonable costs and expenses incurred by the Seller for handling charges, transportation, insurance, packaging and, if so required and not already provided for in the Final Price of the Aircraft, for adjustment and calibration; or

(ii)
if the BFE is delayed by more than ten (10) days beyond, or is not approved within ten (10) days of the dates specified in Clause 18.1.4, deliver the Aircraft without the installation of such BFE, notwithstanding applicable terms of Clauses 7 and 8, and the Seller will thereupon be relieved of all obligations to install such equipment.

18.4	Title and Risk of Loss
Title to and risk of loss of any BFE will at all times remain with the Buyer except that risk of loss (limited to cost of replacement of said BFE) will be with the Seller for as long as such BFE is under the care, custody and control of the Seller.

18.5	Disposition of BFE Following Termination

18.5.1	[]

18.5.2	The Buyer will cooperate with the Seller in facilitating the sale of BFE pursuant to Clause 18.5.1 and will be responsible for all costs incurred by the Seller in removing and facilitating

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the sale of such BFE. The Buyer will [*]

18.5.3
The Seller will notify the Buyer as to those items of BFE not sold by the Seller pursuant to Clause 18.5.1 above and, at the Seller’s request, the Buyer will undertake to remove such items from the Seller’ facility [*] of the date of such notice. The Buyer will have no claim against the Seller for damage, loss or destruction of any item of BFE removed from the Aircraft and not removed from Seller’s facility within such period.

18.5.4
The Buyer will have no claim against the Seller for damage to or destruction of any item of BFE damaged or destroyed in the process of being removed from the Aircraft, provided that the Seller will use reasonable care in such removal.

18.5.5	The Buyer will grant the Seller title to any BFE items that cannot be removed from the Aircraft without causing damage to the Aircraft or rendering any system in the Aircraft unusable.

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19 -	INDEMNITIES AND INSURANCE
The Seller and the Buyer will each be liable for Losses (as defined below) arising from the acts or omissions of their respective directors, officers, agents or employees occurring during or incidental to such party’s exercise of its rights and performance of its obligations under this Agreement, except as provided in Clauses 19.1 and 19.2.

19.1	Seller’s Indemnities
The Seller will, except in the case of gross negligence or wilful misconduct of the Buyer, its directors, officers, agents and/or employees, be solely liable for and will indemnify and hold the Buyer, its Affiliates and each of their respective directors, officers, agents, employees and insurers harmless against all losses, liabilities, claims, damages, costs and expenses, including court costs and reasonable attorneys’ fees (“Losses”), arising from:

(i)
claims for injuries to, or death of, the Seller’s directors, officers, agents or employees, or loss of, or damage to, property of the Seller or its employees when such Losses occur during or are incidental to either party’s exercise of any right or performance of any obligation under this Agreement, and

(ii)	claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, occurring during or incidental to the Technical Acceptance Flights.

19.2	Buyer’s Indemnities
The Buyer will, except in the case of gross negligence or wilful misconduct of the Seller, its directors, officers, agents and/or employees, be solely liable for and will indemnify and hold the Seller, its Affiliates, its subcontractors, and each of their respective directors, officers, agents, employees and insurers, harmless against all Losses arising from:

(i)
claims for injuries to, or death of, the Buyer’s directors, officers, agents or employees, or loss of, or damage to, property of the Buyer or its employees, when such Losses occur during or are incidental to either party’s exercise of any right or performance of any obligation under this Agreement, and

(ii)
claims for injuries to, or death of, third parties, or loss of, or damage to, property of third parties, occurring during or incidental to (a) the provision of Seller Representatives services under Clause 15 including services performed on board the aircraft or (b) the provision of Aircraft Training Services to the Buyer.

19.3	Notice and Defense of Claims
If any claim is made or suit is brought against a party or entity entitled to indemnification under this Clause 19 (the “Indemnitee”) for damages for which liability has been assumed by the other party under this Clause 19 (the “Indemnitor”), the Indemnitee will promptly give notice

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to the Indemnitor and the Indemnitor (unless otherwise requested by the Indemnitee) will assume and conduct the defense, or settlement, of such claim or suit, as the Indemnitor will deem prudent. Notice of the claim or suit will be accompanied by all information pertinent to the matter as is reasonably available to the Indemnitee and will be followed by such cooperation by the Indemnitee as the Indemnitor or its counsel may reasonably request, at the expense of the Indemnitor.
[]

19.4	Insurance

19.4.1	For all Aircraft Training Services, to the extent of the Buyer’s undertaking set forth in Clause 19.2, the Buyer will:

(i)
cause the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents and employees to be named as additional insured under the Buyer’s Comprehensive Aviation Legal Liability insurance policies, including War Risks and Allied Perils (such insurance to include the AVN 52E Extended Coverage Endorsement Aviation Liabilities or any further Endorsement replacing AVN 52E as may be available as well as any excess coverage in respect of War and Allied Perils Third Parties Legal Liabilities Insurance), and

(ii)
with respect to the Buyer’s Hull All Risks and Hull War Risks insurances and Allied Perils, cause the insurers of the Buyer’s hull insurance policies to waive all rights of subrogation against the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers.

19.4.2
Any applicable deductible will be borne by the Buyer. The Buyer will furnish to the Seller, not less than seven (7) Business Days prior to the start of any Aircraft Training Services, certificates of insurance, in English, evidencing the limits of liability cover and period of insurance coverage in a form acceptable to the Seller from the Buyer’s insurance broker(s), certifying that such policies have been endorsed as follows:

(i)	under the Comprehensive Aviation Legal Liability Insurances, the Buyer’s policies are primary and non-contributory to any insurance maintained by the Seller,

(ii)	such insurance can only be cancelled or materially altered by the giving of [*] prior written notice thereof to the Seller, and

(iii)
under any such cover, all rights of subrogation against the Seller, its Affiliates, its subcontractors and each of their respective directors, officers, agents, employees and insurers have been waived.

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20 -	TERMINATION
[]

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21 -	ASSIGNMENTS AND TRANSFERS

21.1	Assignments

Except as hereinafter provided, neither party may sell, assign, novate or transfer its rights or obligations under this Agreement to any person without the prior written consent of the other, except that the Seller may sell, assign, novate or transfer its rights or obligations under this Agreement to any Affiliate without the Buyer’s consent.

21.2	Assignments on Sale, Merger or Consolidation

The Buyer will be entitled to assign its rights under this Agreement at any time due to a merger, consolidation or a sale of all or substantially all of its assets, provided the Buyer first obtains the written consent of the Seller. The Buyer will provide the Seller with no less than 90 days notice if the Buyer wishes the Seller to provide such consent. The Seller will provide its consent if

(i)	the surviving or acquiring entity is organized and existing under the laws of the United States;

(ii)
the surviving or acquiring entity has executed an assumption agreement, in form and substance reasonably acceptable to the Seller, agreeing to assume all of the Buyer’s obligations under this Agreement;

(iii)	at the time, and immediately following the consummation, of the merger, consolidation or sale, no Termination Event exists or will have occurred and be continuing;

(iv)	there exists with respect to the surviving or acquiring entity no basis for a Termination Event;

(v)
the surviving or acquiring entity is an air carrier holding an operating certificate issued by the FAA at the time, and immediately following the consummation, of such sale, merger or consolidation; and

(vi)	[]

21.3	Designations by Seller

The Seller may at any time by notice to the Buyer designate facilities or personnel of the Seller or any other Affiliate of the Seller at which or by whom the services to be performed under this Agreement will be performed. Notwithstanding such designation, the Seller will remain ultimately responsible for fulfilment of all obligations undertaken by the Seller in this Agreement.

21.4	Transfer of Rights and Obligations upon Reorganization

In the event that the Seller is subject to a corporate restructuring having as its object the transfer of, or succession by operation of law in, all or a substantial part of its assets and liabilities, rights and obligations, including those existing under this Agreement, to a person (the “Successor”) that is an Affiliate of the Seller at the time of that restructuring, for the purpose of the Successor carrying on the business carried on by the Seller at the time of the restructuring, such

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restructuring will be completed without consent of the Buyer following notification by the Seller to the Buyer in writing. The Buyer recognizes that succession of the Successor to the Agreement by operation of law that is valid under the law pursuant to which that succession occurs will be binding upon the Buyer.

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22 -	MISCELLANEOUS PROVISIONS

22.1	Data Retrieval
On the Seller’s reasonable request no more frequently than [], the Buyer will provide the Seller with all the necessary data, as customarily compiled by the Buyer and pertaining to the operation of the Aircraft, to assist the Seller in making an efficient and coordinated survey of all reliability, maintenance, operational and cost data with a view to monitoring the efficient and cost effective operations of the Airbus fleet worldwide

22.2	Notices
All notices, requests and other communications required or authorized hereunder will be given in writing either by personal delivery to a authorized officer of the party to whom the same is given or by commercial courier, certified air mail (return receipt requested) or facsimile at the addresses and numbers set forth below. The date on which any such notice or request is received (or delivery is refused), will be deemed to be the effective date of such notice or request.
The Seller will be addressed at:
[*]
The Buyer will be addressed at:
[*]
From time to time, the party receiving the notice or request may designate another address or another person.

22.3	Waiver
The failure of either party to enforce at any time any of the provisions of this Agreement, to exercise any right herein provided or to require at any time performance by the other party of any of the provisions hereof will in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Agreement or any part hereof or the right of the other party thereafter to enforce each and every such provision. The express waiver by either party of any provision, condition or requirement of this Agreement will not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

22.4	International Supply Contract
The Buyer and the Seller recognize that this Agreement is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the parties, and that the Specification and price of the Aircraft and the other mutual agreements of the parties set forth herein were arrived at in consideration of, inter alia, all

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provisions hereof specifically including all waivers, releases and remunerations by the Buyer set out herein.

22.5	Certain Representations of the Parties

22.5.1	Buyer’s Representations
The Buyer represents and warrants to the Seller:

(i)
the Buyer is a corporation organized and existing in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under this Agreement;

(ii)
neither the execution and delivery by the Buyer of this Agreement, nor the consummation of any of the transactions by the Buyer contemplated thereby, nor the performance by the Buyer of the obligations thereunder, constitutes a breach of any agreement to which the Buyer is a party or by which its assets are bound;

(iii)
this Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

22.5.2	Seller’s Representations
The Seller represents and warrants to the Buyer:

(i)	the Seller is organized and existing in good standing under the laws of the Republic of France and has the corporate power and authority to enter into and perform its obligations under the Agreement;

(ii)
neither the execution and delivery by the Seller of this Agreement, nor the consummation of any of the transactions by the Seller contemplated thereby, nor the performance by the Seller of the obligations thereunder, constitutes a breach of any agreement to which the Seller is a party or by which its assets are bound;

(iii)
this Agreement has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

22.6	Interpretation and Law

22.6.1
THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND THE PERFORMANCE THEREOF WILL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

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Each of the Seller and the Buyer (i) hereby irrevocably submits itself to the nonexclusive jurisdiction of the courts of the state of New York, New York County, and of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that the suit, action or proceeding which is referred to in clause (i) above is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by these courts.
THE PARTIES HEREBY ALSO AGREE THAT THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS WILL NOT APPLY TO THIS TRANSACTION.

22.6.2
Service of process in any suit, action or proceeding in respect of any matter as to which the Seller or the Buyer has submitted to jurisdiction under Clause 22.6 may be made (i) on the Seller by delivery of the same personally or by dispatching the same via Federal Express, UPS, or similar international air courier service prepaid to, CT Corporation, New York City offices as agent for the Seller, it being agreed that service upon CT Corporation will constitute valid service upon the Seller or by any other method authorized by the laws of the State of New York, and (ii) on the Buyer by delivery of the same personally or by dispatching the same by Federal Express, UPS, or similar international air courier service prepaid, return receipt requested to its address for notices designated pursuant to Clause 22.2, or by any other method authorized by the laws of the State of New York; provided in each case that failure to deliver or mail such copy will not affect the validity or effectiveness of the service of process made as aforesaid.

22.7	Headings
All headings in this Agreement are for convenience of reference only and do not constitute a part of this Agreement.

22.8	Waiver of Jury Trial
EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM OR CROSS-CLAIM THEREIN.

22.9	Waiver of Consequential Damages
In no circumstances shall either party claim or receive incidental (other than as provided in Clause 20) or consequential damages under this Agreement.

22.10	No Representations Outside of this Agreement

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The parties declare that, prior to the execution of this Agreement, they, with the advice of their respective counsel, apprised themselves of sufficient relevant data in order that they might intelligently exercise their own judgments in deciding whether to execute this Agreement and in deciding on the contents of this Agreement. Each party further declares that its decision to execute this Agreement is not predicated on or influenced by any declarations or representations by any other person, party, or any predecessors in interest, successors, assigns, officers, directors, employees, agents or attorneys of any said person or party, except as set forth in this Agreement. This Agreement resulted from negotiation involving counsel for all of the parties hereto and no term herein will be construed or interpreted against any party under the contra proferentum or any related doctrine.

22.11	Confidentiality
Subject to any legal or governmental requirements of disclosure (whether imposed by applicable law, court order ortherwise), the parties (which for this purpose will include their employees and legal counsel) will maintain the terms and conditions of this Agreement and any reports or other data furnished hereunder strictly confidential, including but not limited to, the Aircraft pricing and all confidential, proprietary or trade secret information contained in any reports or other data furnished to it by the other party hereunder (the “Confidential Information”), []
The provisions of this Clause 22.11 will survive any termination of this Agreement.

22.12	Severability
If any provision of this Agreement should for any reason be held ineffective, the remainder of this Agreement will remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law that renders any provision of this Agreement prohibited or unenforceable in any respect.

22.13	Entire Agreement
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, whether oral or written. This Agreement will not be amended or modified except by an instrument in writing of even date herewith or subsequent hereto executed by both parties or by their fully authorized representatives.

22.14	Inconsistencies
In the event of any inconsistency between the terms of this Agreement and the terms contained in either (i) the Specification, or (ii) any other Exhibit, in each such case the terms of this Agreement will prevail over the terms of the Specification or any other Exhibit. For the purpose of this Clause 22.14, the term Agreement will not include the Specification or any other Exhibit hereto.

22.15	Language

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All correspondence, documents and any other written matters in connection with this Agreement will be in English.

22.16	Counterparts
This Agreement has been executed in two (2) original copies.
Notwithstanding the foregoing, this Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this A320 Family Aircraft Purchase Agreement was entered into as of the day and year first above written.

AIRBUS S.A.S.

By: ________________________

Title: ______________________

REPUBLIC AIRWAYS HOLDINGS INC.

By: __________________________

Title: _________________________

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IN WITNESS WHEREOF, this A320 Family Aircraft Purchase Agreement was entered into as of the day and year first above written.

AIRBUS S.A.S.

By: /s/ Patrick de Castelbajac

Title: Vice President Contracts

REPUBLIC AIRWAYS HOLDINGS INC.

By: /s/ Bryan K. Bedford

Title: President